Sony Group Corporation S-8

Exhibit 4.2

(48th Series U.S. Participants)

AGREEMENT CONCERNING

ALLOCATION OF THE STOCK ACQUISITION RIGHTS

OF SONY GROUP CORPORATION

FOR THE FISCAL YEAR 2022

SONY GROUP CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as of November 15, 2022 as follows in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Options”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Options (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 1 attached hereto and pursuant to the special resolution adopted at the 105th Ordinary General Meeting of Shareholders held on June 28, 2022 and the resolution adopted at the meeting of the Board of Directors held on November 1, 2022. Unless otherwise provided for, the terms used in Exhibits attached hereto shall have the same meaning as used in this Agreement:

Article 1      (Purpose and Administration)

The primary purpose of allocating the Options to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the business performance of the Sony Group (the Corporation and its group companies) and thereby improve such business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation. This Agreement and the Terms and Conditions shall be administered by the Corporation, and such representative corporate executive officers or other persons as the Corporation may designate from time to time who represent the Corporation in respect of this Agreement, the Terms and Conditions and the Options.

Article 2      (Restrictions under the Terms and Conditions and this Agreement)

The Options shall be subject to (1) the Terms and Conditions, which are attached to this Agreement as Exhibit 1, and (2) the conditions and restrictions provided for in this Agreement. The Qualified Person agrees to be bound by the conditions and restrictions set forth in the Terms and Conditions and this Agreement. Notwithstanding the provisions of the Terms and Conditions, the exercise of the Options is further subject to such additional conditions as set forth herein. In particular, the exercise of the Options is subject to the restrictions under Articles 5 and 7.

Article 3      (Subscription for and Allocation of the Options)

The Qualified Person hereby applies for the subscription for ___ Options issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Options to the Qualified Person in accordance with the following terms on November 16, 2022 (hereinafter referred to as the “Allotment Date”).

(1)	Number of the Options allocated to the Qualified Person:

_______________ (________ shares may be issued or transferred upon the exercise by the Qualified Person of all Options allocated to the Qualified Person pursuant to this Agreement.)

(2)	Class and number of shares to be issued or transferred upon exercise of each Option:

100 shares of common stock of the Corporation

(3)	Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially as set forth in Exhibit 2 attached hereto.

(4)	Period during which the Options may be exercised:

From and including November 16, 2023, to and including November 15, 2032 (hereinafter referred to as the “Term”). If the last day of such period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period. However, the applications for exercise of the Option must be made by November 6, 2032 (or, if such day is not a business day of the Corporation, the immediately preceding business day) and exercise of the Options is further subject to the restrictions provided for in Article 5.

The number of shares to be issued or transferred upon exercise of each Option and the Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

Article 4       (Information on Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY GROUP CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

3,600,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent:

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office)      Mitsubishi UFJ Trust and Banking Corporation

         Corporate Agency Division

         4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.:

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of the Corporation to be issued or transferred upon exercise of each Option.

Article 5      (Vesting, Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Vesting and exercise of the Options are further subject to the restrictions and conditions as set forth in Exhibit 3 attached hereto.

(2)	Except as provided in Article 7, the Options, whether vested or unvested, are nontransferable by the Qualified Person.

(3)	Exercise of the Options are further subject to any restriction on trading set forth under Sony Corporation of America’s Policy Regarding Securities Trading or any other similar policy maintained by Sony group companies (hereinafter referred to as the “Sony Group Companies”) and applicable to the Qualified Person, as in effect from time to time.

(4)	Exercise of the Options may be restricted for limited periods of time as deemed reasonably necessary by the Corporation to ensure proper administration (including but not limited to restrictions on exercise at or around the end of each fiscal quarter) and as communicated to the applicable Qualified Person.

(5)	In no circumstances shall any Qualified Person request the Corporation to purchase the Options held by him/her.

Article 6      (Procedures for Exercising the Options)

Procedures for exercising the Options shall be provided for in the Terms and Conditions, and in addition, detailed matters concerning such procedures shall be provided for in a separate document to be separately provided and delivered by the Corporation or one of its subsidiaries to the Qualified Person no later than the date on which the Options held by the Qualified Person first become exercisable pursuant to Article 5.

Article 7      (Inheritance of the Options)

Upon the death of the Qualified Person, outstanding Options that are vested and exercisable and granted to such Qualified Person may be exercised only by the executors or administrators of the Qualified Person’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution, provided that no transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) a written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Options that are or would have been applicable to the Qualified Person (other than any terms and conditions relating to employment with the Corporation or one of its subsidiaries) and to be bound by the acknowledgements made by the Qualified Person in connection with the grant of the Options. Options that are not vested and exercisable at the death of the Qualified Person will terminate.

Article 8      (Issuance of ADRs)

1.       The Corporation currently maintains an American Depositary Receipt program in the United States (hereinafter referred to as the “Sony American Depositary Receipt Program”) pursuant to which American Depositary Receipts or “ADRs” represent shares of common stock of the Corporation. During the time the Corporation maintains the listing of ADRs on a stock exchange in the United States, the Qualified Persons who exercise the Options will generally receive ADRs in lieu of shares of common stock of the Corporation as follows. Upon exercise of an Option, shares of common stock of the Corporation acquired upon the exercise of such Option shall be issued in the name of the depositary or its nominee under the Sony American Depositary Receipt Program for the benefit of the Qualified Person. Upon receipt of shares of common stock of the Corporation upon the exercise of an Option, the depositary under the Sony American Depositary Receipt Program shall immediately and automatically issue ADRs representing such shares of common stock of the Corporation in the name of the applicable Qualified Person and shall deliver such ADRs to such Qualified Person (or to an account held for the benefit of such Qualified Person) as soon as practicable following the effective date on which such issuance occurs. For simplicity, all references in this Agreement and the Terms and Conditions to shares of common stock of the Corporation will be deemed to also refer to ADRs.

2.       Notwithstanding the immediately preceding Paragraph, if the Corporation determines to delist ADRs from a stock exchange in the United States, the Qualified Persons who exercise the Options will receive shares of common stock of the Corporation, and the Qualified Persons shall not raise any objections to such handling.

Article 9      (Treatment in Events of Corporate Transaction and Proceeding)

1.       In the event of any corporate transaction or proceeding excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction or proceeding, the Corporation may (x) cause the entity resulting from such transaction or proceeding to execute an agreement providing that a holder of the Options shall have the right during the Term and upon the exercise of the Options to receive the class and amount of shares and other securities and property receivable upon such transaction or proceeding by a holder of the number of shares in respect of which the Options could have been exercised immediately prior to such transaction or proceeding or (y) prevent from being exercised, effective immediately upon the completion of such transaction or proceeding, each Option outstanding immediately prior to such transaction or proceeding (whether or not then exercisable).

2.       In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or proceedings described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or proceeding and give the Qualified Person the opportunity to exercise their Options (whether or not such Options are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or proceeding.

Article 10      (Withholding by the Corporation)

In connection with Item (2) of Condition 13 of the Terms and Conditions, the Corporation or its designee is authorized to withhold from any payment relating to an Option or from any payroll or other payment to the Qualified Person, amounts of withholding and other taxes or fees due in connection with the Option, and to take any other action to the extent permissible under applicable law as the Corporation may deem advisable to enable the Corporation and the Qualified Person to satisfy obligations for the payment of withholding taxes, other tax obligations and other costs and fees relating to the Options. This authority shall include, either on a mandatory or elective basis in the discretion of the Corporation, authority (a) to withhold or receive shares of common stock of the Corporation or other property and (b) to make cash payments in respect thereof in satisfaction of the Qualified Person’s tax obligations and other costs and fees relating to the Options.

Article 11      (Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12      (Compliance with the Applicable Securities Law, Etc.)

The Qualified Person shall, in selling the shares of common stock of the Corporation acquired upon exercise of the Options, confirm in advance with the Corporation that such proposed sale is permissible under any and all applicable policies, programs, arrangements or other provisions relating to insider trading maintained by the Corporation or any of its subsidiaries and shall comply with any and all applicable laws and regulations, including but not limited to U.S. and Japanese laws.

Article 13      (Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.       Except as otherwise provided in this Agreement (including any Exhibit to this Agreement), this Agreement (including any Exhibit to this Agreement) cannot be modified or amended in any manner except by a further agreement expressly stating the intention to modify this Agreement and which is signed by both parties to this Agreement.

2.       Notwithstanding the immediately preceding Paragraph, if it is found out that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan or any applicable laws of any other jurisdiction, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, without the consent of the Qualified Person, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

3.       With respect to matters not provided for in this Agreement or documents provided under Article 6 of this Agreement, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation and such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement. Decisions of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement shall be final and binding on all parties. None of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options or this Agreement shall be liable to any Qualified Person for any action, omission or determination relating to the Terms and Conditions, the Options or this Agreement.

Article 14      (Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Options;

(2)	sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company) or its duly authorized designee.

Article 15      (Construction)

Nothing herein shall be construed to give the Qualified Person any right or entitlement to receive options to purchase common stock of the Corporation in the future from the Corporation or any of its subsidiaries. Nothing contained herein shall confer upon the Qualified Person any right to continue in the employment of the Corporation or any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or its subsidiaries to reduce or modify a Qualified Person’s compensation in existence at the time of the granting of any Option or otherwise, or to terminate a Qualified Person’s employment or change the Qualified Person’s position or the terms of employment with or without cause. Nothing contained herein shall prevent the Corporation from, and the Corporation expressly reserves the right to, modify the terms and conditions of options to purchase common stock of the Corporation, if any, that are or may be granted in the future.

Article 16      (Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have the exclusive jurisdiction in the first instance for settling any and all disputes that arise under or in connection with this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SONY GROUP CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:
Kenichiro Yoshida
Chairman, President and Chief Executive Officer,
Representative Corporate Executive Officer
Date: November 15, 2022

QUALIFIED PERSON

By:
Name:
Address:
Date: November 15, 2022

(48th Series Non-US Participants)

      AGREEMENT CONCERNING

ALLOCATION OF THE STOCK ACQUISITION RIGHTS

OF SONY GROUP CORPORATION

FOR THE FISCAL YEAR 2022

SONY GROUP CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as of November 15, 2022 as follows in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Options”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Options (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 1 attached hereto and pursuant to the special resolution adopted at the 105th Ordinary General Meeting of Shareholders held on June 28, 2022 and the resolution adopted at the meeting of the Board of Directors held on November 1, 2022. Unless otherwise provided for, the terms used in Exhibits attached hereto shall have the same meaning as used in this Agreement:

Article 1      (Purpose and Administration)

The primary purpose of allocating the Options to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the business performance of the Sony Group (the Corporation and its group companies) and thereby improve such business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation. This Agreement and the Terms and Conditions shall be administered by the Corporation, and such representative corporate executive officers or other persons as the Corporation may designate from time to time who represent the Corporation in respect of this Agreement, the Terms and Conditions and the Options.

Article 2      (Restrictions under the Terms and Conditions and this Agreement)

The Options shall be subject to (1) the Terms and Conditions, which are attached to this Agreement as Exhibit 1, and (2) the conditions and restrictions provided for in this Agreement. The Qualified Person agrees to be bound by the conditions and restrictions set forth in the Terms and Conditions and this Agreement. Notwithstanding the provisions of the Terms and Conditions, the exercise of the Options is further subject to such additional conditions as set forth herein. In particular, the exercise of the Options is subject to the restrictions under Articles 5 and 7.

Article 3      (Subscription for and Allocation of the Options)

The Qualified Person hereby applies for the subscription for ___ Options issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Options to the Qualified Person in accordance with the following terms on November 16, 2022 (hereinafter referred to as the “Allotment Date”).

(1)	Number of the Options allocated to the Qualified Person:

____________ (________ shares may be issued or transferred upon the exercise by the Qualified Person of all Options allocated to the Qualified Person pursuant to this Agreement.)

(2)	Class and number of shares to be issued or transferred upon exercise of each Option:

100 shares of common stock of the Corporation

(3)	Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially as set forth in Exhibit 2 attached hereto.

(4)	Period during which the Options may be exercised:

From and including November 16, 2023, to and including November 15, 2032 (hereinafter referred to as the “Term”). If the last day of such period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period. However, the applications for exercise of the Option must be made by November 6, 2032 (or, if such day is not a business day of the Corporation, the immediately preceding business day) and exercise of the Options is further subject to the restrictions provided for in Article 5.

The number of shares to be issued or transferred upon exercise of each Option and the Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

Article 4       (Information on Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY GROUP CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

3,600,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent:

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office)      Mitsubishi UFJ Trust and Banking Corporation

         Corporate Agency Division

        4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.:

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of the Corporation to be issued or transferred upon exercise of each Option.

Article 5      (Vesting, Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Vesting and exercise of the Options are further subject to the restrictions as set forth in Exhibit 3 attached hereto.

(2)	Except as provided in Article 7, the Options, whether vested or unvested, are nontransferable by the Qualified Person.

(3)	Exercise of the Options are further subject to any restriction on trading set forth under Sony Corporation of America’s Policy Regarding Securities Trading or any other similar policy maintained by Sony group companies (hereinafter referred to as the “Sony Group Companies”) and applicable to the Qualified Person, as in effect from time to time.

(4)	Exercise of the Options may be restricted for limited periods of time as deemed reasonably necessary by the Corporation to ensure proper administration (including but not limited to restrictions on exercise at or around the end of each fiscal quarter) and as communicated to the applicable Qualified Person.

(5)	In no circumstances shall any Qualified Person request the Corporation to purchase the Options held by him/her.

Article 6      (Procedures for Exercising the Options)

Procedures for exercising the Options shall be provided for in the Terms and Conditions, and in addition, detailed matters concerning such procedures shall be provided for in a separate document to be separately provided and delivered by the Corporation or one of its subsidiaries to the Qualified Person no later than the date on which the Options held by the Qualified Person first become exercisable pursuant to Article 5.

Article 7      (Inheritance of the Options)

Upon the death of the Qualified Person, outstanding Options that are vested and exercisable and granted to such Qualified Person may be exercised only by the executors or administrators of the Qualified Person’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution, provided that no transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) a written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Options that are or would have been applicable to the Qualified Person (other than any terms and conditions relating to employment with the Corporation or one of its subsidiaries) and to be bound by the acknowledgements made by the Qualified Person in connection with the grant of the Options. Options that are not vested and exercisable at the death of the Qualified Person will terminate.

Article 8      (Issuance of ADRs)

1.       The Corporation currently maintains an American Depositary Receipt program in the United States (hereinafter referred to as the “Sony American Depositary Receipt Program”) pursuant to which American Depositary Receipts or “ADRs” represent shares of common stock of the Corporation. During the time the Corporation maintains the listing of ADRs on a stock exchange in the United States, the Qualified Persons who exercise the Options will generally receive ADRs in lieu of shares of common stock of the Corporation as follows. Upon exercise of an Option, shares of common stock of the Corporation acquired upon the exercise of such Option shall be issued in the name of the depositary or its nominee under the Sony American Depositary Receipt Program for the benefit of the Qualified Person. Upon receipt of shares of common stock of the Corporation upon the exercise of an Option, the depositary under the Sony American Depositary Receipt Program shall immediately and automatically issue ADRs representing such shares of common stock of the Corporation in the name of the applicable Qualified Person and shall deliver such ADRs to such Qualified Person (or to an account held for the benefit of such Qualified Person) as soon as practicable following the effective date on which such issuance occurs. For simplicity, all references in this Agreement and the Terms and Conditions to shares of common stock of the Corporation will be deemed to also refer to ADRs.

2.       Notwithstanding the immediately preceding Paragraph, if the Corporation determines to delist ADRs from a stock exchange in the United States, the Qualified Persons who exercise the Options will receive shares of common stock of the Corporation, and the Qualified Persons shall not raise any objections to such handling.

Article 9      (Treatment in Events of Corporate Transaction and Proceeding)

1.       In the event of any corporate transaction or proceeding excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction or proceeding, the Corporation may (x) cause the entity resulting from such transaction or proceeding to execute an agreement providing that a holder of the Options shall have the right during the Term and upon the exercise of the Options to receive the class and amount of shares and other securities and property receivable upon such transaction or proceeding by a holder of the number of shares in respect of which the Options could have been exercised immediately prior to such transaction or proceeding or (y) prevent from being exercised, effective immediately upon the completion of such transaction or proceeding, each Option outstanding immediately prior to such transaction or proceeding (whether or not then exercisable).

2.       In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or proceedings described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or proceeding and give the Qualified Person the opportunity to exercise their Options (whether or not such Options are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or proceeding.

Article 10      (Withholding by the Corporation)

In connection with Item (2) of Condition 13 of the Terms and Conditions, the Corporation or its designee is authorized to withhold from any payment relating to an Option or from any payroll or other payment to the Qualified Person, amounts of withholding and other taxes or fees due in connection with the Option, and to take any other action to the extent permissible under applicable law as the Corporation may deem advisable to enable the Corporation and the Qualified Person to satisfy obligations for the payment of withholding taxes, other tax obligations and other costs and fees relating to the Options. This authority shall include, either on a mandatory or elective basis in the discretion of the Corporation, authority (a) to withhold or receive shares of common stock of the Corporation or other property and (b) to make cash payments in respect thereof in satisfaction of the Qualified Person’s tax obligations and other costs and fees relating to the Options.

Article 11      (Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12      (Compliance with the Applicable Securities Law, Etc.)

The Qualified Person shall, in selling the shares of common stock of the Corporation acquired upon exercise of the Options, confirm in advance with the Corporation that such proposed sale is permissible under any and all applicable policies, programs, arrangements or other provisions relating to insider trading maintained by the Corporation or any of its subsidiaries and shall comply with any and all applicable laws and regulations, including but not limited to U.S. and Japanese laws.

Article 13      (Representations, Warranties, Covenants and Confirmations)

The Qualified Person shall represent, warrant, covenant and confirm the matters set forth in Exhibit 4 attached hereto for the benefit of the Corporation.

Article 14      (Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.       Except as otherwise provided in this Agreement (including any Exhibit to this Agreement), this Agreement (including any Exhibit to this Agreement) cannot be modified or amended in any manner except by a further agreement expressly stating the intention to modify this Agreement and which is signed by both parties to this Agreement.

2.       Notwithstanding the immediately preceding Paragraph, if it is found out that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan or any applicable laws of any other jurisdiction, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, without the consent of the Qualified Person, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

3.       With respect to matters not provided for in this Agreement or documents provided under Article 6 of this Agreement, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation and such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement. Decisions of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement shall be final and binding on all parties. None of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options or this Agreement shall be liable to any Qualified Person for any action, omission or determination relating to the Terms and Conditions, the Options or this Agreement.

Article 15      (Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Options;

(2)	sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company) or its duly authorized designee.

Article 16      (Construction)

Nothing herein shall be construed to give the Qualified Person any right or entitlement to receive options to purchase common stock of the Corporation in the future from the Corporation or any of its subsidiaries. Nothing contained herein shall confer upon the Qualified Person any right to continue in the employment of the Corporation or any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or its subsidiaries to reduce or modify a Qualified Person’s compensation in existence at the time of the granting of any Option or otherwise, or to terminate a Qualified Person’s employment or change the Qualified Person’s position or the terms of employment with or without cause. Nothing contained herein shall prevent the Corporation from, and the Corporation expressly reserves the right to, modify the terms and conditions of options to purchase common stock of the Corporation, if any, that are or may be granted in the future.

Article 17      (Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have the exclusive jurisdiction in the first instance for settling any and all disputes that arise under or in connection with this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SONY GROUP CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By:
Kenichiro Yoshida
Chairman, President and Chief Executive Officer,
Representative Corporate Executive Officer
Date: November 15, 2022

QUALIFIED PERSON

By:
Name:
Address:
Date: November 15, 2022

Exhibit 1

TERMS AND CONDITIONS OF THE FORTY-EIGHTH SERIES OF

STOCK ACQUISITION RIGHTS

FOR SHARES OF COMMON STOCK OF SONY GROUP CORPORATION

These terms and conditions of the stock acquisition rights shall apply to the Forty-Eighth Series of Stock Acquisition Rights for Shares of Common Stock (hereinafter referred to as the “Options”) of Sony Group Corporation (hereinafter referred to as the “Corporation”) issued on November 16, 2022 by the Corporation in accordance with the special resolution adopted at the 105th Ordinary General Meeting of Shareholders held on June 28, 2022 and the resolution adopted at the meeting of the Board of Directors held on November 1, 2022:

1.	Aggregate Number of Options

23,123

2.	Class and Number of Shares to be Issued or Transferred upon Exercise of Options

The class of shares to be issued or transferred upon exercise of the Options shall be shares of common stock, and the number of shares to be issued or transferred upon exercise of each Option (hereinafter referred to as the “Number of Granted Shares”) shall be 100 shares.

The aggregate number of shares to be issued or transferred upon exercise of the Options shall be 2,312,300 shares of common stock of the Corporation (hereinafter referred to as the “Common Stock”). However, in the event that the Number of Granted Shares is adjusted pursuant to Condition 3 below, the aggregate number of shares to be issued or transferred upon exercise of the Options shall be adjusted to the number obtained by multiplying the Number of Granted Shares after adjustment by the aggregate number of the Options as prescribed in Condition 1 above.

3.	Adjustment of Number of Granted Shares

(1)	In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock, the Number of Granted Shares shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before adjustment	x	Ratio of split or consolidation

(2)	An adjustment to the Number of Granted Shares under the immediately preceding Item shall be made only with respect to the Number of Granted Shares for the Options which have not been exercised at the time of the adjustment. Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(3)	The effective date of the Number of Granted Shares after adjustment shall be the same day as the date on which the Exercise Price after adjustment becomes effective as provided for in Item (2) of Condition 7 with regard to the adjustment of the Exercise Price pursuant to Condition 7 for the same reason as the adjustment of the Number of Granted Shares.

(4)	When the Number of Granted Shares is adjusted, the Corporation shall give notice of necessary matters to each holder of the Options registered in the register of Options, no later than the day immediately preceding the effective date of the Number of Granted Shares after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

4.	Payment in exchange for Options

The Options are issued without payment of any consideration to the Corporation.

5.	Allotment Date of Options

November 16, 2022 (hereinafter referred to as the “Allotment Date”)

6.	Amount of Assets to be Contributed upon Exercise of Options

The amount of assets to be contributed upon exercise of the Options shall be the amount obtained by multiplying the amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) by the Number of Granted Shares. The Exercise Price is initially as set forth in Exhibit 2 attached to the Agreement concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2022 dated November 15, 2022.

7.	Adjustment of Exercise Price

(1)	In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock after the Allotment Date of the Options, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) cent resulting from the adjustment shall be rounded up to the nearest one (1) cent:

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of split or consolidation

(2)	In the case that the Exercise Price is adjusted pursuant to the immediately preceding Item, the effective date of the Exercise Price after adjustment shall be as set forth below:

The Exercise Price after adjustment shall become effective, in the case of a stock split, on and after the day immediately following the record date for such stock split, and in the case of a stock consolidation, on and after the effective date thereof.

(3)	In addition to the cases in Item (1) of this Condition where the Exercise Price is required to be adjusted, the Exercise Price shall be adjusted in a manner deemed to be appropriate by the Corporation in the following cases.

(i)	When the Exercise Price is required to be adjusted due to a merger, corporate split (split by new incorporation or by absorption) or reduction of the amount of capital of the Corporation.

(ii)	In addition to Item (i) above, when the Exercise Price is required to be adjusted due to the occurrence of an event that causes or may cause a change in the total number of the issued Common Stock.

(4)	When the Exercise Price is adjusted, the Corporation shall give notice of necessary matters to each holder of the Options registered in the register of Options, no later than the day immediately preceding the effective date of the Exercise Price after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

8.	Period during which Options May be Exercised

From and including November 16, 2023, up to and including November 15, 2032. If the last day of such period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period.

9.	Conditions for Exercise of Options

(1)	No Option may be exercised in part.

(2)	In the event of a resolution being passed at a general meeting of shareholders of the Corporation for an agreement for any consolidation, amalgamation or merger (other than a consolidation, amalgamation or merger in which the Corporation is the continuing corporation), or in the event of a resolution being passed at a general meeting of shareholders of the Corporation (or, where a resolution of a general meeting of shareholders is not necessary, at a meeting of the Board of Directors of the Corporation) for any agreement for share exchange (kabushiki-kokan) or any plan for share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation, the Options may not be exercised on and after the effective date of such consolidation, amalgamation or merger, such share exchange (kabushiki-kokan), or such share transfer (kabushiki-iten).

10.	Restrictions under the U.S. Securities Act and Other Matters

The Corporation shall not be obligated to effect the registration pursuant to the U.S. Securities Act of 1933, as amended, of any Common Stock to be issued or transferred upon exercise of the Options or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to issue or cause to be issued or delivered any Common Stock pursuant to these terms and conditions unless and until the Corporation is advised by its legal counsel that the issuance and delivery of such Common Stock is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded. The Corporation may require, as a condition to the issuance and transfer of the Common Stock pursuant to these terms and conditions, that the recipient of such Common Stock make such covenants, agreements and representations, and that records and any other documentation of such Common Stock bear such legends, as the Corporation deems necessary or desirable.

The exercise of any Option granted hereunder shall only become effective at such time as counsel to the Corporation shall have determined that the issuance and transfer of the Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded. The Corporation may, in its sole discretion, defer the effectiveness of the exercise of an Option granted hereunder to allow the issuance and transfer of the Common Stock upon such exercise to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Corporation shall inform the holder of such Option in writing of the decision to defer the effectiveness of the exercise of such Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the holder of such Option may, by a written notice, withdraw such exercise and obtain the refund of any amounts paid in connection with such exercise.

11.	Mandatory Repurchase of Options

Not applicable.

12.	Restrictions on Acquisition of Options through Transfer

The Options cannot be acquired through transfer (other than any transfer of Options that are vested and exercisable upon the death of a holder of the Options to such holder’s estate or beneficiaries), unless such acquisition is expressly approved by the Board of Directors of the Corporation.

13.	Application for Exercise of Options and Manner of Payment

(1)	In the case of exercise of the Options, the holder of the Options shall exercise the Options by submitting an exercise request together with the information required by the Corporation either electronically or telephonically through the process designated by the Corporation from time to time.

(2)	With completion of the process for exercise of the Options as provided in (1) above, the entire amount of the Exercise Price to be paid in upon exercise of the Options, including any applicable taxes and all other costs or fees associated with the exercise (hereinafter referred to as the “Amount of Payment”) shall be paid in cash to an account designated by the Corporation at the payment handling place provided for in Condition 15 at or before the date and time designated by the Corporation. The entitlement of a holder of the Options to the receipt of the Common Stock upon exercise of an Option is subject to the payment in full of any federal, state, local and foreign taxes of any kind required to be withheld with respect to the exercise of such Option, as well as the payment in full of any costs or fees (such as brokerage fees) associated with the exercise of such Option.

(3)	Except as provided for in Condition 10, any holder of the Options who has completed the process as provided in (1) above, may not cancel such exercise thereafter.

14.	Place where Applications for Exercise of Options are Made

Sony Corporation of America, Human Resources, or its duly authorized designee

15.	Payment Handling Place on Exercise of Options

Sumitomo Mitsui Banking Corporation, Head Office (or any successor bank of such bank from time to time and/or any successor office of such office)

16.	Effective Date and Time of Exercise of Options

Except as provided for in Condition 10, the exercise of the Options shall become effective when the holder of the Options has duly completed the process set forth in Items (1) and (2) of Condition 13 and the Corporation or its designee has accepted the exercise.

17.	Matters concerning the Amount of Capital and the Additional Paid-in Capital Increased by the Issuance of Shares upon Exercise of Options

(1)	The amount of capital increased by the issuance of shares upon exercise of the Options shall be the amount obtained by multiplying the maximum limit of capital increase, as calculated in accordance with the provisions of Paragraph 1, Article 17 of the Company Accounting Ordinance of Japan, by 0.5, and any fraction less than one (1) yen arising as a result of such calculation shall be rounded up to the nearest one (1) yen.

(2)	The amount of additional paid-in capital increased by the issuance of shares upon exercise of the Options shall be the amount obtained by deducting the capital to be increased, as provided in (1) above, from the maximum limit of capital increase, as also provided in (1) above.

18.	Handling of Matters Relating to Abolition of Unit Share System

In the case that the Corporation abolishes the unit share system after the Allotment Date of the Options, the Corporation may take necessary measures for handling the related matters thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and consistent with these terms and conditions.

19.	Handling of Matters Relating to Amendments to Companies Act, and other Laws and Regulations

In the case that provisions of the Companies Act of Japan and/or other Japanese laws and regulations relating to the shares or the stock acquisition rights are amended after the Allotment Date of the Options, the Corporation may take necessary measures for handling the matters relating thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and/or other Japanese laws and regulations then in effect and consistent with these terms and conditions.

Exhibit 2

EXERCISE PRICE

Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially US$ ●.

Provided, however, that if the U.S. dollar amount obtained by dividing the closing price of shares of common stock of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (as defined in Article 3 of the Agreement concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2022 dated November 15, 2022) (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) by the average of the exchange rate quotations by a leading commercial bank in Tokyo for selling spot U.S. dollars by telegraphic transfer against yen for ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the Allotment Date (hereinafter referred to as the “Reference Exchange Rate”) (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) is higher than US$ ●, then the initial Exercise Price shall be the amount equal to the U.S. dollar amount obtained by dividing the Closing Price on the Allotment Date by the Reference Exchange Rate (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent). In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person by sending a notice (hereinafter referred to as the “Notice”) on or about November 16, 2022. The provisions with respect to the initial Exercise Price in the Notice shall automatically supersede the provisions in this Exhibit 2.

Exhibit 3

VESTING AND TERMINATION PROVISIONS

Set forth below are the provisions concerning the restrictions of vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2022 (hereinafter referred to as the “Agreement”).

Article 5 (Vesting; Conditions for Exercise of the Options)

(a) Definitions.   Solely for purposes of this Article 5 (1), the following terms shall have the following meanings:

“Cause,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means (i) commission by the Qualified Person of a felony, a crime of moral turpitude or any crime involving any member of the Sony Group Companies, their affiliates or subsidiaries, (ii) the Qualified Person engaging in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Qualified Person’s duties, or (iii) failure by the Qualified Person to adhere to the directions of the Board of Directors of the Corporation (“Board”) or the governing board of the Qualified Person’s employer (if different than the Board) or to the Corporation’s or the employer’s policies and practices, including but not limited to the code of conduct and the Policy Regarding Securities Trading.

“Corporation” means Sony Group Corporation.

“Disability,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means a physical or mental condition that entitles the Qualified Person to benefits under a long-term disability policy maintained by any member of the Sony Group Companies and applicable to him or her.

“Retirement” means, with respect to a Qualified Person’s Termination of Employment with a member of the Sony Group Companies, termination other than for Cause at or after age 55, provided that the Qualified Person has at least 10 years of service with the Sony Group Companies immediately prior to such termination, or at or after attaining the age of 65 regardless of his or her years of service.

“Sony Group Companies” means the Corporation and its Subsidiaries and affiliates.

“Subsidiary” means, with respect to any entity, a subsidiary of such entity that meets the definition of a “subsidiary corporation” in Section 424(f) of the Internal Revenue Code.

“Termination Date” means, with respect to a Qualified Person, the actual date the Qualified Person’s employment with the Sony Group Companies terminates.

“Termination of Employment” means a Qualified Person’s separation from service with the Sony Group Companies as determined by the Sony Group Companies in its sole and absolute judgment.

(b) Vesting.   Subject to the Qualified Person’s continuous employment with the Sony Group Companies, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable. In the event that the Qualified Person’s employment with the Sony Group Companies terminates at any time, vesting of the Options held by such Qualified Person shall immediately cease and no Options held by such Qualified Person shall vest on or after the Termination Date except as follows:

If the Qualified Person experiences a Termination of Employment with the Sony Group Companies for any reason other than (i) Cause, (ii) voluntary resignation or (iii) death, then the Corporation may, in its sole discretion, allow for the vesting of all or a portion of the Qualified Person’s unvested Options as of the Qualified Person’s Termination Date (provided, however, that in no event may any such vested Options be exercised prior to the Option exercise period set forth in Item (4) of Article 3 of the Agreement, if the Qualified Person’s Termination Date occurs before the commencement date of such period).

(c) Expiration of Options upon Termination of Employment. Except as expressly set forth in the following chart, all Options, whether or not vested, that are held by a Qualified Person shall terminate and be immediately cancelled as of his or her Termination Date without the payment by the Corporation of any consideration therefore.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies	Consequence

Qualified Person’s Termination of Employment with the Sony Group Companies is without Cause

OR

Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her Retirement, death or Disability

All vested Options will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.
Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her voluntary resignation	All vested Options will remain outstanding until the earlier to occur of (a) ninety days following the Termination Date and (b) the expiration of the Options.

Exhibit 3

VESTING AND TERMINATION PROVISIONS

Set forth below are the provisions concerning the restrictions of vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2022 (hereinafter referred to as the “Agreement”).

Article 5 (Vesting; Conditions for Exercise of the Options)

(a)       Definitions. Solely for purposes of this Article 5, the following terms shall have the following meanings:

“Cause,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means (i) commission by the Qualified Person of a felony, a crime of moral turpitude or any crime involving any member of the Sony Group Companies, their affiliates or subsidiaries, (ii) the Qualified Person engaging in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Qualified Person’s duties, (iii) failure by the Qualified Person to adhere to the directions of the Board of Directors of the Corporation (“Board”) or the governing board of the Qualified Person’s employer (if different than the Board) or to the Corporation’s or the employer’s policies and practices, including but not limited to the code of conduct and the Policy Regarding Securities Trading or (iv) a breach by the Qualified Person in any material respect of the Qualified Person’s Employment Agreement (if any) with the Corporation or other Sony Group Companies employer, if applicable, provided, however, that, for any Qualified Person who is a party to an Employment Agreement with any member of the Sony Group Companies, which written Employment Agreement defines the term “Cause” or a term of similar import related to the Termination of Employment of the Qualified Person, the term “Cause” as used herein shall have the meaning assigned to such term in such Employment Agreement.

“Corporation” means Sony Group Corporation.

“Disability,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means a physical or mental condition that entitles the Qualified Person to benefits under the long-term disability policy maintained by any member of the Sony Group Companies and applicable to him or her; provided, however, that, for any Qualified Person who is a party to an Employment Agreement with any member of the Sony Group Companies, which Employment Agreement defines the term “Disability” or a term of similar import related to the Termination of Employment of the Qualified Person, the term “Disability” as used herein shall have the meaning assigned to such term in such Employment Agreement.

“Employment Agreement” means an effective written employment agreement with a member of the Sony Group Companies, which agreement does not provide for employment at will.

“Retirement” means, with respect to a Qualified Person’s Termination of Employment with a member of the Sony Group Companies, termination at or after an age that is specifically designated as a normal or early retirement age under any employee benefit plan sponsored by a member of the Sony Group Companies, which plan is qualified under Section 401 of the Internal Revenue Code, in which such Qualified Person is a participant immediately prior to such termination or, if there is no such plan, at or after age 65.

“Sony Group Companies” means the Corporation and its Subsidiaries and affiliates.

“Subsidiary” means, with respect to any entity, a subsidiary of such entity that meets the definition of a “subsidiary corporation” in Section 424(f) of the Internal Revenue Code.

“Termination Date” means, with respect to a Qualified Person, the actual date the Qualified Person’s employment with the Sony Group Companies terminates.

“Termination of Employment” means a Qualified Person’s separation from service with the Sony Group Companies as determined by the Sony Group Companies in its sole and absolute judgment.

(b)   Vesting.   Subject to the Qualified Person’s continuous employment with the Sony Group Companies, the Options shall vest and become exercisable on April 1, 2025 (the “Vesting Date”). Except as expressly set forth in the following chart, in the event that the Qualified Person’s employment with the Sony Group Companies terminates prior to the Vesting Date, vesting of the Options held by such Qualified Person will not occur and the Options shall forfeit immediately.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies*	Consequence

Qualified Person’s Termination of Employment with the Sony Group Companies is by the Sony Group Companies without Cause (whether or not the Qualified Person is a party to an Employment Agreement at the time of such termination and including termination due to non-renewal of an Employment Agreement)

OR

Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her death

All unvested Options shall vest as of the Termination Date
Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her Disability	Unvested Options shall vest as if the Qualified Person remained employed by the Sony Group Companies for so long as the Qualified Person continues to have such Disability

*If the Qualified Person experiences a Termination of Employment with the Sony Group Companies for any reason other than (i) Cause, (ii) voluntary resignation or (iii) death, then the Corporation may, in its sole discretion, allow for the vesting of all or a portion of the Qualified Person’s unvested Options as of the Qualified Person’s Termination Date (provided, however, that in no event may any such vested Options be exercised prior to the Option exercise period set forth in Item (4) of Article 3 of the Agreement, if the Qualified Person’s Termination Date occurs before the commencement date of such period).

(c)  Expiration of Options upon Termination of Employment. Except as expressly set forth in the following chart, all Options, whether or not vested, that are held by such Qualified Person shall terminate and be immediately cancelled as of the Qualified Person’s Termination Date without the payment by the Corporation of any consideration therefore.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies	Consequence

Qualified Person’s employment with the Sony Group Companies is terminated by the Sony Group Companies without Cause (whether or not the Qualified person is a party to an Employment Agreement at the time of such termination and including termination due to non-renewal of an Employment Agreement)

OR

Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her death

All Options that were vested immediately prior to the Termination Date will remain outstanding until the expiration of the Options.

All Options that vest on the Termination Date will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.

Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her voluntary resignation	All Options that were vested immediately prior to the Termination Date will remain outstanding until the earlier to occur of (a) ninety days following the Termination Date and (b) the expiration of the Options.
Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her Disability or Retirement	All vested Options will remain outstanding until the expiration of the Options.
Qualified Person’s employment with the Sony Group Companies is terminated for any reason (other than a termination by the Sony Group Companies for Cause) that is not expressly set forth in this chart	All Options that were vested immediately prior to the Termination Date will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.

Exhibit 3

VESTING AND TERMINATION PROVISIONS

Set forth below are the provisions concerning the restrictions of vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2022 (hereinafter referred to as the “Agreement”).

Article 5 (Vesting; Conditions for Exercise of the Options)

(a)       Definitions. Solely for purposes of this Article 5, the following terms shall have the following meanings:

“Cause,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means (i) commission by the Qualified Person of a felony, a crime of moral turpitude or any crime involving any member of the Sony Group Companies, their affiliates or subsidiaries, (ii) the Qualified Person engaging in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Qualified Person’s duties, (iii) failure by the Qualified Person to adhere to the directions of the Board of Directors of the Corporation (“Board”) or the governing board of the Qualified Person’s employer (if different than the Board) or to the Corporation’s or the employer’s policies and practices, including but not limited to the code of conduct and the Policy Regarding Securities Trading or (iv) a breach by the Qualified Person in any material respect of the Qualified Person’s Employment Agreement (if any) with the Corporation or other Sony Group Companies employer, if applicable, provided, however, that, for any Qualified Person who is a party to an Employment Agreement with any member of the Sony Group Companies, which written Employment Agreement defines the term “Cause” or a term of similar import related to the Termination of Employment of the Qualified Person, the term “Cause” as used herein shall have the meaning assigned to such term in such Employment Agreement.

“Corporation” means Sony Group Corporation.

“Disability,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means a physical or mental condition that entitles the Qualified Person to benefits under the long-term disability policy maintained by any member of the Sony Group Companies and applicable to him or her; provided, however, that, for any Qualified Person who is a party to an Employment Agreement with any member of the Sony Group Companies, which Employment Agreement defines the term “Disability” or a term of similar import related to the Termination of Employment of the Qualified Person, the term “Disability” as used herein shall have the meaning assigned to such term in such Employment Agreement.

“Employment Agreement” means an effective written employment agreement with a member of the Sony Group Companies, which agreement does not provide for employment at will.

“Retirement” means, with respect to a Qualified Person’s Termination of Employment with a member of the Sony Group Companies, termination at or after an age that is specifically designated as a normal or early retirement age under any employee benefit plan sponsored by a member of the Sony Group Companies, which plan is qualified under Section 401 of the Internal Revenue Code, in which such Qualified Person is a participant immediately prior to such termination or, if there is no such plan, at or after age 65.

“Sony Group Companies” means the Corporation and its Subsidiaries and affiliates.

“Subsidiary” means, with respect to any entity, a subsidiary of such entity that meets the definition of a “subsidiary corporation” in Section 424(f) of the Internal Revenue Code.

“Termination Date” means, with respect to a Qualified Person, the actual date the Qualified Person’s employment with the Sony Group Companies terminates.

“Termination of Employment” means a Qualified Person’s separation from service with the Sony Group Companies as determined by the Sony Group Companies in its sole and absolute judgment.

(b)       Vesting. Subject to the Qualified Person’s continuous employment with the Sony Group Companies, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable. Except as expressly set forth in the following chart, in the event that the Qualified Person’s employment with the Sony Group Companies terminates prior to the Vesting Date, vesting of the Options held by such Qualified Person will not occur and the Options shall forfeit immediately.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies*	Consequence

Qualified Person’s Termination of Employment with the Sony Group Companies is by the Sony Group Companies without Cause (whether or not the Qualified Person is a party to an Employment Agreement at the time of such termination and including termination due to non-renewal of an Employment Agreement)

OR

Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her death

All unvested Options shall vest as of the Termination Date
Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her Disability	Unvested Options shall vest as if the Qualified Person remained employed by the Sony Group Companies for so long as the Qualified Person continues to have such Disability

*If the Qualified Person experiences a Termination of Employment with the Sony Group Companies for any reason other than (i) Cause, (ii) voluntary resignation or (iii) death, then the Corporation may, in its sole discretion, allow for the vesting of all or a portion of the Qualified Person’s unvested Options as of the Qualified Person’s Termination Date (provided, however, that in no event may any such vested Options be exercised prior to the Option exercise period set forth in Item (4) of Article 3 of the Agreement, if the Qualified Person’s Termination Date occurs before the commencement date of such period).

(c)    Expiration of Options upon Termination of Employment. Except as expressly set forth in the following chart, all Options, whether or not vested, that are held by such Qualified Person shall terminate and be immediately cancelled as of the Qualified Person’s Termination Date without the payment by the Corporation of any consideration therefore.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies	Consequence

Qualified Person’s employment with the Sony Group Companies is terminated by the Sony Group Companies without Cause (whether or not the Qualified person is a party to an Employment Agreement at the time of such termination and including termination due to non-renewal of an Employment Agreement)

OR

Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her death

Options that were granted at least twelve (12) months prior to the Termination Date: All Options that are vested on or before the Termination Date will remain outstanding until the expiration of the Options.

Options that were granted less than twelve (12) months prior to the Termination Date: All Options that vest on the Termination Date will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.

Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her voluntary resignation	All Options that were vested immediately prior to the Termination Date will remain outstanding until the earlier to occur of (a) ninety days following the Termination Date and (b) the expiration of the Options.
Qualified Person’s employment with the Sony Group Companies terminates as a result of his or her Disability or Retirement	All vested Options will remain outstanding until the expiration of the Options.
Qualified Person’s employment with the Sony Group Companies is terminated for any reason (other than a termination by the Sony Group Companies for Cause) that is not expressly set forth in this chart	All Options that were vested immediately prior to the Termination Date will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.

Exhibit 3

VESTING AND EXERCISE CONDITIONS FOR NON-US PARTICIPANTS

Set forth below are the provisions concerning the restrictions of vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2022 (hereinafter referred to as the “Agreement”).

Article 1 (Restrictions on and Conditions for Exercise of the Options and Prohibition of Disposition)

(1)	Notwithstanding Item (4) of Article 3 of the Agreement, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of the grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable.

(2)	In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the period provided for in Item (4) of Article 3 of the Agreement.

(i)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Options on and after the day on which he/she forfeits such status (hereinafter referred to as the “Status Forfeit Date”);

(ii)	If the Qualified Person forfeits such status due to his/her death:

Subject to the provision of Article 7 of the Agreement, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Options which are not exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), subject to the provision of Article 7 of the Agreement; and

(iii)	If the Qualified Person forfeits such status due to any other events:

The Qualified Person may exercise the Exercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period).

(3)	The Qualified Person may not exercise the Options in any of the following cases:

(i)	If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(ii)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(iii)	If the Qualified Person violates any provision of the Agreement.

(4)	The Qualified Person is not authorized to transfer, pledge or otherwise dispose of all or part of the Options.

Exhibit 3

VESTING AND TERMINATION PROVISIONS

Set forth below are the provisions concerning the restrictions of vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2022 (hereinafter referred to as the “Agreement”).

Article 5 (Vesting; Conditions for Exercise of the Options)

(a) Definitions. Solely for purposes of this Article 5, the following terms shall have the following meanings:

“Cause,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies; means (i) commission by the Qualified Person of an offence under the Criminal Code of Canada, a crime of moral turpitude or any crime involving any member of the Sony Group Companies, their affiliates or subsidiaries, (ii) the Qualified Person engaging in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Qualified Person’s duties, (iii) failure by the Qualified Person to adhere to the directions of the Board of Directors of the Corporation (“Board”) or the governing board of the Qualified Person’s employer (if different than the Board) or to the Corporation’s or the employer’s policies and practices, including but not limited to the code of conduct and the Policy Regarding Securities Trading, (iv) use of information, creative ideas, intellectual property and software ideas obtained during employment with the Sony Group Companies for personal gain or profit, (v) any willful and intentional act having the effect of materially injuring the reputation, business or business relationships of the Sony Group Companies, or (vi) any other acts or omissions which amount to just cause at common law.

“Corporation” means Sony Group Corporation.

“Disability,” when used in connection with the Termination of Employment of a Qualified Person with a member of the Sony Group Companies, means a physical or mental condition that entitles the Qualified Person to benefits under a long-term disability policy maintained by any member of the Sony Group Companies and applicable to him or her.

“Notice Period” means any period of notice of Termination of Employment or period of pay in lieu of such notice provided to a Qualified Person or required under any applicable statute or the common law.

“Retirement” means, with respect to a Qualified Person’s Termination of Employment with a member of the Sony Group Companies, termination other than for Cause at or after age 55, provided that the Qualified Person has at least 10 years of service with the Sony Group Companies immediately prior to such termination, or at or after attaining the age of 65 regardless of his or her years of service.

“Sony Group Companies” means the Corporation and its Subsidiaries and affiliates.

“Subsidiary” means, with respect to any entity, a subsidiary of such entity that meets the definition of a “subsidiary corporation” in Section 424(f) of the Internal Revenue Code.

“Termination Date” means with respect to a Qualified Person, the actual date the Qualified Person’s employment with the Sony Group Companies terminates. For greater clarity:

(i)	where employment is terminated due to Disability, death, Retirement or resignation, or other than for Cause, the Termination Date shall be either:

1.	the date upon which the Qualified Person is provided with written notice of their Termination of Employment, where pay in lieu of notice is provided; or

2.	in all other cases, their last day of active employment; and

(ii)	where employment is terminated for Cause, the Termination Date shall be the day upon which the Qualified Person is advised of their Termination of Employment.

“Termination of Employment” means a Qualified Person’s separation from service with the Sony Group Companies as determined by the Sony Group Companies in its sole and absolute judgment.

(b) Vesting. Subject to the Qualified Person’s continuous employment with the Sony Group Companies, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option (100 shares)), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable. In the event that the Qualified Person’s employment with the Sony Group Companies terminates at any time, vesting of the Options held by such Qualified Person shall immediately cease and no Options held by such Qualified Person shall vest on or after the Termination Date except as follows:

If the Qualified Person experiences a Termination of Employment with the Sony Group Companies for any reason other than (i) Cause, (ii) voluntary resignation or (iii) death, then the Corporation may, in its sole discretion, allow for the vesting of all or a portion of the Qualified Person’s unvested Options as of the Qualified Person’s Termination Date (provided, however, that in no event may any such vested Options be exercised prior to the Option exercise period set forth in Item (4) of Article 3 of the Agreement, if the Qualified Person’s Termination Date occurs before the commencement date of such period).

(c) Expiration of Options upon Termination of Employment. Except as expressly set forth in the following chart, all Options, whether or not vested, that are held by a Qualified Person shall terminate and be immediately cancelled as of his or her Termination Date without the payment by the Corporation of any consideration therefore, regardless of any Notice Period. Further, as of his or her Termination Date, no Qualified Person shall have any right to receive additional options, regardless of any Notice Period and irrespective of any past practice to the contrary.

Reason for Termination of Qualified Person’s Employment with the Sony Group Companies	Consequence

Qualified Person’s Termination of Employment with the

Sony Group Companies is without Cause

OR

Qualified Person’s Termination of Employment with the

Sony Group Companies is as a result of his or her Retirement, death or Disability

All vested Options will remain outstanding until the earlier to occur of (a) the first anniversary of the Termination Date and (b) the expiration of the Options.
Qualified Person’s Termination of Employment with the Sony Group Companies is as a result of his or her voluntary resignation	All vested Options will remain outstanding until the earlier to occur of (a) ninety days following the Termination Date and (b) the expiration of the Options.

Exhibit 3

VESTING AND EXERCISE CONDITIONS FOR PARTICIPANTS IN CHINA

Set forth below are the provisions concerning the restrictions of vesting and exercise of the Options provided for in Item (1) of Article 5 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2022 (hereinafter referred to as the “Agreement”).

Article 1 (Restrictions on and Conditions for Exercise of the Options and Prohibition of Disposition)

(5)	Notwithstanding Item (4) of Article 3 of the Agreement, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of the grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable.

(6)	In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the period provided for in Item (4) of Article 3 of the Agreement.

(i)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Options on and after the day on which he/she forfeits such status (hereinafter referred to as the “Status Forfeit Date”);

(ii)	If the Qualified Person forfeits such status due to his/her death:

Subject to the provision of Article 7 of the Agreement, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the last day of the three (3) month period commencing on the date immediately following the Status Forfeit Date (if the last day of this three (3) month period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Options which are not exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the last day of the three (3) month commencing on the date immediately following the Status Forfeit Date (if the last day of this three (3) month period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), subject to the provision of Article 7 of the Agreement; and

(iii)	If the Qualified Person forfeits such status due to any other events:

The Qualified Person may exercise the Exercisable Options until and including the last day of the three (3) month period commencing on the date immediately following the Status Forfeit Date (if the last day of this three (3) month period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the last day of the three (3) month period commencing on the date immediately following the Status Forfeit Date (if the last day of this three (3) month period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period).

(7)	The Qualified Person may not exercise the Options in any of the following cases:

(iv)	If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(v)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(vi)	If the Qualified Person violates any provision of the Agreement.

(8)	The Qualified Person is not authorized to transfer, pledge or otherwise dispose of all or part of the Options.

Exhibit 4

REPRESENTATIONS AND WARRANTIES FOR NON-US PARTICIPANTS

The Qualified Person confirms the following matters pursuant to Article 13 of the Allocation Agreement.

1.     (Employment Contract)

I understand that nothing in the Sony Group Corporation Stock Acquisition Rights Plan (the “Plan”) terms form part of my employment contract, unless my employment contract expressly states otherwise. Participation in the Plan does not create any right to continued employment.

I understand that neither the participation in the Plan nor the grant of an Option creates any rights to participate in the Plan or to be granted any stock acquisition right, Option or award in the future. The Plan may cease to be operated in the future although any existing Options granted under the Plan will continue in accordance with the Allocation Agreement, Exhibits, and the Terms and Conditions.

I understand that I have no claim or right of action in respect of any decision, omission or discretion which may operate to my disadvantage even if it is unreasonable, irrational or might otherwise be regarded as being in breach of any duty, except as set out in the relevant Plan documentation.

I understand I have no right to compensation for any loss in relation to the Plan, including any loss in relation to:

●	a reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

●	any exercise of a discretion or a decision taken in relation to an award or to the Plan, or any failure to exercise a discretion or take a decision; and

●	the operation, suspension, termination or amendment of the Plan.

I understand that as the grant by the Corporation is entirely discretionary, the benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings and that nothing in the rules or operation of the Plan forms part of my contract of employment or employment relationship, which rights are separate from and not affected by, the Plan. I understand and agree that under no circumstances will the benefits derived from the Plan be included as part of my employment earnings for purposes of calculating any of the Corporation’s and/or the Sony group companies’ (including my employer) obligations to me for bonus, retirement, severance, or any other such payments.

2.    (Data Protection)

[Other than Brazil and China]

I consent to the collection, use and disclosure by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony group companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure.

In order to process the information the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country.

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover).

[Italy and Israel (In addition to the wording above):

I understand that the conferral of the information is optional and even if I refuse the conferral of the information, this refusal brings me no disadvantage. I also understand that I have a right to object, in whole or in part, to the processing of the information.]

[Brazil (Instead of the wording above):

I consent to the collection, use and disclosure by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony group companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure.

In order to process the information, the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country. I understand that any international data transfer within the scope of the Plan will be rendered according to one of the mechanisms provided by the General Data Protection Law (Law No. 13,709/2018).

I understand that I have certain rights under the General Data Protection Law, such as the right to access certain information that the Plan holds about me and to rectify wrong information. In order to exercise any right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover).]

[China (Instead of the wording above):

I consent to the collection, use, disclosure and process by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony group companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure and will duly provide you with the third party recipient’s name, contact information and other information as required by applicable laws and authorities.

In order to process the information the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country. I understand that the transfer of my personal information outside of China is subject to the PRC Personal Information Protection Law and I am entitled to the statutory remedies thereunder.

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover).]

3.    (Payment of Tax, Social Security or Other Amounts)

I acknowledge that I am responsible for and indemnify each relevant member of the Sony Group Companies against any federal state local and foreign taxes or social security liability in connection with my Options (“Tax Liability”), and I authorize the Corporation and companies in the Sony group (including my employer) to withhold any amounts or make such arrangements as they consider necessary to meet any liability due to taxation, social security or other amounts in respect of my participation in the Plan. These arrangements may include the sale or reduction in number of any shares of the Corporation (hereinafter referred to as the “Shares”) or the cash payment of all (or as nearly equivalent as reasonably possible) or any portion of the Tax Liability on my behalf, subject to my indemnification and repayment obligation hereunder, unless I, as the participant in the Plan, discharge the liability myself.

4.    (Tax Filings)

By signing the Allocation Agreement, I agree to:

(1)	make all neccessary personal tax filings in the territory where I am tax resident in relation to this Plan;

(2)	make any required foreign exchange filings or notifications in relation to my holding of rights under the Plan in the territory where I am foreign exchange resident; and

(3)	comply with any requirements to notify my employer of my interests in rights relating to the Shares (whether these requirements are based on the internal rules of the Corporation, the Sony group, my employer or applicable law).

5.    (Pensions)

I understand and agree that this grant of Options to me will not affect my pension rights in any way. No additional contributions will be made by the Corporation or by any other member of the Sony group (including my employer) as a result of my participation in this Plan. Any pension I may receive will not be increased by my participation in this Plan.

6.    (Tax Treatment)

I understand and agree that neither the Corporation nor any member of the Sony group (including my employer) has arranged for any special tax treatment to apply to these Options other than those expressly stated in the Allocation Agreement, if any. The Options are not tax qualified in any jurisdiction unless otherwise expressly stated in the Allocation Agreement.

[European Union:

This offer is being made to the Qualified Person as part of the Plan in order to provide an additional incentive and to encourage employee share ownership and to increase the Qualified Person’s interest in the success of the Corporation . The company offering these rights is Sony Group Corporation, 7-1, Konan 1-chome, Minato-ku, Tokyo. The shares which are the subject of these rights are new and/or existing shares of common stock in the Corporation. More information in relation to the Corporation including the share price can be found at the following web address: www.sony.com.

Details of the offer can be found in the Allocation Agreement.

The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation. The total maximum number of shares which are the subject of this offer is 2,312,300.]

[Argentina:

The Option is being offered to the Qualified Person solely in his/her capacity as the Qualified Person and is not aimed at the general public. By receiving and accepting Option, the Qualified Person is deemed to (i) acknowledge that the Corporation has not made, and will not make, any application to obtain an authorisation from the Argentinian Securities and Exchange Commission (Comisión Nacional de Valores) for the public offering of the Options or underlying shares in Argentina nor has it taken any action that would permit a public offering of the Options or underlying shares in Argentina within the meaning of Argentine Capital Markets Law No. 26,831 (as amended), the Argentine Securities and Exchange Commission General Resolution No. 622/2013 (as amended and supplemented) and ancillary regulations; (ii) acknowledge that the Argentinian Securities and Exchange Commission has not approved the offering of the Options or the underlying shares nor any document relating to the offering; and (iii) agree that the Qualified Person will not sell or offer to sell the Options or any shares acquired upon settlement of Option in Argentina other than pursuant to transactions that would not qualify as a public offering under Section 2 of Argentine Law No. 26,831 (as amended).

Further, receipt and acceptance of the Allocation Agreement shall constitute the Qualified Person’s agreement that the information contained in the Allocation Agreement may not be (i) reproduced or used, in whole or in part, for any purpose whatsoever other than as a representation of the Qualified Person’s holding Options or shares, as applicable or (ii) furnished to or discussed with any person without the prior written permission from the Corporation.

Please be advised that the Qualified Person’s participation in the Plan is entirely voluntary. The Corporation does not guarantee any benefit or gain in connection with the Options offered under the Plan. Furthermore, the benefits that could eventually arise from the Plan do not constitute a granted right for the future and may be amended, modified or terminated at any time. Legal, tax and accountant advice should be asked if needed, to completely understand the Plan effects and consequences.

The Qualified Person agrees that the Allocation Agreement is drawn up in English.]

[Australia:

The Qualified Person confirms that he/she acknowledges and understands the following matters.

1.	The Exercise Price will be calculated in the future on the Allotment Date in accordance with Exhibit 2 of the Allocation Agreement. By way of example only, if the Allotment Date was the date of the offer of the Options under the Agreement (being November 15, 2022), the Exercise Price would be US$ xxx.xx, of which the Australian dollar equivalent is A$ xxx.xx (calculated at the rate of A$ 1 = US$ x.xx, the rate of exchange at the closing of November 15, 2022).

2.	As the Shares of the Corporation are listed on the Tokyo Stock Exchange, the market price of the Shares can be ascertained by visiting the website of the Tokyo Stock Exchange (at the following link: https://quote.jpx.co.jp/jpx/template/quote.cgi?F=tmp/e_stock_detail&MKTN=T&QCODE=6758) and the Australian dollar equivalent of that price by applying the prevailing Japanese yen / Australian dollar exchange rate published by the Reserve Bank of Australia (at the following link: https://www.rba.gov.au/statistics/frequency/exchange-rates.html).

3.	Any advice given by the Corporation in connection with the Options is general advice only. Nothing in the documentation is to be taken to constitute a recommendation or statement of opinion that is intended to influence a person or persons in making a decision to acquire any Options and the Qualified Person should consider obtaining his/her own financial product and/or legal advice from an independent person. The documentation does not take into account the objectives, financial situation or needs of any particular person. Before acting on the information contained in the documentation, or making a decision to participate, the Qualified Person should seek professional advice as to whether such participation is appropriate in light of his or her personal circumstances.

4.	The Qualified person has no rights until the Exercise Price is determined on the Allotment Date in accordance with Exhibit 2 of the Allocation Agreement.

5.	Data protection

We expressly inform you that, if you participate in the Plan:

(a)	you consent to the disclosure of your personal information to the Corporation, any companies in the Sony group or people acting as agents of the Corporation and/or any of the companies in the Sony group, who may be situated in or outside Australia, including in jurisdictions that may not afford your information the same level of protection as Australian laws do; and

(b)	acknowledge that neither your employer, the Corporation or any other companies in the Sony group will be required to take steps to ensure that the Corporation, any other companies in the Sony group or any of their agents does not breach the Australian Privacy Principles.]

[Austria:

Notwithstanding any other plan rule, I understand that I cannot transfer, assign or otherwise dispose of my Option to any third -party at any time.]

[Belgium:

The Qualified Person agrees that the Allocation Agreement is drawn up in English.]

[Brazil:

This document is solely for the use and information of persons to whom they are addressed and no other person. This document is addressed only to the Qualified Person and may not be reproduced or copied in any form.

The Options granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the Options granted under the Plan will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.]

[Chile:

The offer to participate in the Plan is made to you as an employee of SONY CHILE LTDA. and is only directed at the individuals to whom the offer is specifically addressed. The offer is a private offer subject to Norma de Carácter General 336 (General Regulation 336) of the Superintendencia de Valores y Seguros (Chilean Securities and Insurance Commission or ‘SVS’).

Please note that the company, the Plan or the securities offered under the Plan are not registered in the Registro de Valores (Securities Registry) or in the Registro de Valores Extranjeros (Foreign Securities Registry) maintained by the SVS, nor are they subject to the supervision or control of the SVS. If such securities are offered within Chile, they will be offered and sold only pursuant to General Regulation 336 of the SVS, an exemption to the registration requirements, or in circumstances which do not constitute a public offer of securities in Chile within the meaning of Article 4 of the Chilean Securities Market Law 18,045. The issuer is not obliged under Chilean law to disclose or deliver any public information regarding the securities in Chile. The securities may not be publicly offered in Chile unless they are registered in the corresponding securities registry. The offer start date is included in the Allocation Agreement provided to you in respect of this specific award.

La oferta a participar en el Plan se ha hecho a usted como empleado de SONY CHILE LTDA.

y va destinada sólo a las personas a las que la oferta va dirigida específicamente. La oferta es una oferta privada sujeta a la Norma de Carácter General Nº336 de la Superintendencia de Valores y Seguros (“SVS”). Tenga en cuenta que la empresa, el Plan y los valores ofrecidos bajo el Plan no han sido registrados en el Registro de Valores o en el Registro de Valores Extranjeros mantenido por la SVS, ni están sujetos a la supervisión ni control de la SVS. Si dichos valores son ofrecidos dentro de Chile, serán ofrecidos y colocados sólo de acuerdo a la Norma de Carácter General 336 de la SVS, una excepción a la obligación de registro, o en circunstancias que no constituyan una oferta pública de valores en Chile según lo definido por el Artículo 4 de la Ley 18.045 de Mercado de Valores de Chile. El emisor no está obligado bajo la ley chilena a revelar o proporcionar ninguna información pública en relación con los valores en Chile. Los valores no pueden ser ofrecidos públicamente en Chile a no ser que se registren en el registro de valores correspondiente. La fecha de inicio de la oferta está incluida en los documentos del plan relativos al premio específico, entregados a usted.]

[China:

合格参与计划人员理解并同意，在Sony Group Corporation通知其中国的外汇登记所 需手续已完成之前，其不可行使股票期权。

The Qualified Person understands and agrees that he/she may not exercise the Options until and unless Sony Group Corporation notifies him/her that the necessary procedure for foreign exchange registration in China is completed.

合格参与计划人员确认其认可并理解下述事项。	The Qualified Person confirms that he/she acknowledges and understands the following matters.

1 (i)股权激励计划项下可行使的股票期权本质上是外国的股票期权，不适用中华人民共和国的证券法律法规；(ii)股权激励计划项下的股票期权的授予、赋权、行使及任何其它处分均不得以任何方式被解释为在中国境内公开发行证券；(iii)如果中华人民共和国的任何证券法律法规将予适用，则Sony Group Corporation有权对股权激励计划的任何部分或股票期权进行必要的变更或修改，以使其符合所适用的中华人民共和国的证券法律法规。

1 (i) The options available under the Plan are foreign in nature and are not subject to the PRC securities laws and regulations; (ii) the grant, vesting, exercise and any other disposal of the Options under the Plan shall not in any manner be construed as a public offering of securities within the territory of China; (iii) if any PRC securities laws or regulations is to apply, the Corporation is entitled to make necessary changes or modifications to any part of the Plan or the Options so as to be in complaint with the applicable PRC securities laws and regulations.

2 Sony Group Corporation 和/或索尼集团公司可以根据所适用的法律之要求扣缴合格参与计划人员在中华人民共和国的相关个人所得税。	2 The Corporation and/or Sony Group Companies may withhold relevant PRC individual income tax of the Qualified Person as required by applicable laws.
3 通过签订分配协议，本人同意：(i)股权激励计划与本人和本人雇主之间的劳动关系无关且并不影响该等劳动关系，股票期权不构成本人工资或薪金的任何部分；以及(ii)本人参与该计划可能存在风险，包括但不限于股票期权的不可流动性以及可适用的市场价格的波动性。

3 By signing the Allocation Agreement, I agree that: (i) the Plan has nothing to do with or affect my employment relationship with my employer and the option does not constitute any of my wages or salaries; and (ii) risks may exist for my participation of such Plan, including but not limited to the non-transferability of the Options and the volatility of the applicable market price. ]

[Colombia:

The Qualified Persons acknowledge and accept that all the documents governing the Plan are exclusively in English language and that by participating in the Plan they are accepting and recognising this fact and are representing that either they are sufficiently proficient in English language and that they understand the terms, conditions and scope of the Allocation Agreement, or that they have sought English language advice to ensure that they fully understand the terms and conditions and scope of the same documents.]

[Denmark:

1 Tildelingstidspunkt for aktieoptioner i Sony Group Corporation (“Optionerne”)	1 The time of the grant of the stock ac quisition rights of Sony Group Corporation (the “Options”)

Aftale Vedrørende Tildeling af Aktieoptioner i Sony Group Corporation for Regnskabsåret 2022 (“Tildelingsaftalen”) er indgået mellem Sony Group Corporation og modtageren (den “Kvalificerede Person”) pr 15. november 2022 Datoen for tildelingen af Optionerne er den 16. november 2022.

The Agreement Concerning Allocation of the Stock Acquisition rights of Sony Group Corporation for the Fiscal Year 2022 (the “Allocation Agreement”) is entered into between Sony Group Corporation and the grantee (the “Qualified Person”) as of November 15, 2022. The date of the grant of the Options is November 16, 2022.

2       Kriterier eller betingelser for tildelingen

Optioner tildeles direktionsmedlemmer og medarbejdere udvalgt af Sony Group Corporation (“Selskabet”), som underskriver Tildelingsaftalen af 15. november 2022.

2       The criteria or conditions for the grant

Options are granted to officers and employees selected by Sony Group Corporation (the “Corporation”) who sign the Allocation Agreement as of November 15, 2022.

3 Udnyttelsestidspunktet eller udnyttelsesperioden eller information om hvorledes udnyttelsestidspunkt fastsættes	3 The exercise time or exercise period or information on how the exercise time is determined

Optionerne modnes og kan udnyttes i tre omtrent lige store årlige rater, fra og med årsdagen for tildelingen.	The Options shall vest and become exercisable in three approximately equal annual installments beginning on the first anniversary of the date of the grant.

4 Tegningskursen eller information om hvorledes tegningskursen fastsættes	4 The subscription price or information on how the subscription price is fixed

Beløbet som erlægges pr. aktie udstedt eller overdraget når Optionerne udnyttes (herefter “Udnyttelseskursen”) er som udgangspunkt US$ xxx.xx.	Amount to be paid per Share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”) is initially US$ xxx.xx.

Det forudsættes dog, at såfremt det US-dollar beløb, der opnås ved at dele slutkursen for aktier i selskabet i den regulære handel hermed på Tokyo Stock Exchange (herefter “Slutkursen”) den 16. november 2022 (“Tildelingsdatoen”) (såfremt der ikke er nogen Slutkurs denne dato, vil Slutkursen på den umiddelbart forudgående handelsdag være gældende) med den gennemsnitlige kursnotering hos en ledende erhvervsbank i Tokyo, som sælger spot US-dollar ved telegrafisk overførsel af yen i ti (1o) på hinanden følgende handelsdage (eksklusiv dage hvor der ikke er nogen Slutkurs) umiddelbart forud for Tildelingsdatoen (herefter “Referencekursen”) (eventuelle decimaler efter en sådan beregning mindre end en (1) cent skal rundes op til nærmeste hele cent) er højere end US$ xxx.xx, så skal beløbet svarende til US-dollar beløbet beregnet ved at dele Slutkursen på Tildelingsdatoen med Referencekursen (eventuelle decimaler efter en sådan beregning mindre end en (1) cent skal rundes op til nærmeste hele cent) skal udgøre den første Udnyttelseskurs. I så fald skal Selskabet oplyse en sådan første Udnyttelseskurs til den Kvalificerede Person ved fremsendelse af meddelelse herom (herefter “Meddelelsen”) på eller omkring den 16. november 2022.

Provided, however, that if the U.S. dollar amount obtained by dividing the closing price of Shares of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on November 16, 2022 (the “Allotment Date”) (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) by the average of the exchange rate quotations by a leading commercial bank in Tokyo for selling spot U.S. dollars by telegraphic transfer against yen for ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the Allotment Date (hereinafter referred to as the “Reference Exchange Rate”) (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) is higher than US$ xxx.xx, then the amount equal to the U.S. dollar amount obtained by dividing the Closing Price on the Allotment Date by the Reference Exchange Rate (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) shall be the initial Exercise Price. In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person by sending a notice (hereinafter referred to as the “Notice”) on or about November 16, 2022.

5 Medarbejderens rettigheder ved ansættelsesforholdets ophør	5 The employee’s rights in connection with the termination of employment

(1)       I tilfælde af at den Kvalificerede Person mister sin position som bestyrelsesmedlem, direktionsmedlem eller medarbejder i Selskabet eller i Sony-koncernen på grund af en af følgende årsager, skal udnyttelsen af Optionerne være underlagt de begrænsninger, der er beskrevet nedenfor; dog forudsat at Optionerne under ingen omstændigheder kan udnyttes efter perioden angivet under punkt 3 ovenfor.

(1)       In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the period provided for in Item (4) of Article 3 of the Allocation Agreement.

(i) Såfremt den Kvalificerede Person bortvises eller opsiges på grund af misligholdelse i henhold til Selskabets eller Sony Koncernens ansættelsesregler eller fjernes fra embedet:	(i) If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

Den Kvalificerede Person kan ikke udnytte Optionerne på eller efter datoen på hvilken han/hun mister denne position (herefter “Fortabelsesdatoen”);	The Qualified Person may not exercise the Options on and after the day on which he/she forfeits such status (hereinafter referred to as the “Status Forfeit Date”);

(ii) Såfremt den Kvalificerede Person mister denne position på grund af den Kvalificerede Persons død:	(ii) If the Qualified Person forfeits such status due to his/her death:

I henhold til bestemmelse 7 i Tildelingsaftalen kan arvingerne til den Kvalificerede Person udnytte Optionerne, som kan udnyttes i henhold til punkt (1) i denne bestemmelse pr. Fortabelsesdatoen (herefter de “Modnede Optioner”) indtil og inklusive den sidste dag i et (1) års perioden som begynder dagen efter Fortabelsesdatoen (hvis den sidste dag af denne et (1) års periode ikke er en bankdag i Selskabet, vil den efterfølgende bankdag udgøre den sidste dag i perioden), men kan dog ikke udnytte Optionerne, som ikke er modnede i henhold til afsnit 1 i denne bestemmelse pr. Fortabelsesdatoen (herefter de “Ikke Modnede Optioner”), på og efter Fortabelsesdagen dog forudsat at såfremt Selskabet tillader arvingerne til den Kvalificerede Person at udnytte de Ikke Modnede Optioner, modner alle de Ikke Modnede Optioner på Fortabelsesdatoen (eller på Startdatoen for Udnyttelsesperioden, såfremt Fortabelsesdatoen falder på en dato før Startdatoen for Udnyttelsesperioden), og den Kvalificerede Person kan udnytte de Ikke Modnede Optioner til og med den sidste dag i et (1) års perioden, som begynder dagen efter Fortabelsesdagen (hvis den sidste dag af denne et (1) års periode ikke er en bankdag i Selskabet, vil den efterfølgende bankdag udgøre den sidste dag i perioden) i henhold til bestemmelserne i bestemmelse 7 i Tildelingsaftalen; og

Subject to the provision of Article 7 of the Allocation Agreement, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Item (1) of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Options which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 7 of the Allocation Agreement; and

(iii) Såfremt den Kvalificerede Person denne position på grund af andre forhold:	(iii) If the Qualified Person forfeits such status due to any other events:

Den Kvalificerede Person kan udnytte de Modnede Optioner indtil og inklusive den sidste dag i et (1) års perioden, som begynder dagen efter Fortabelsesdagen (hvis den sidste dag af denne et (1) års periode ikke er en bankdag i Selskabet, vil den efterfølgende bankdag udgøre den sidste dag i perioden), men kan dog ikke udnytte de Ikke Modnede Optioner på og efter Fortabelsesdagen dog forudsat at såfremt Selskabet tillader den Kvalificerede Person at udnytte de Ikke Modnede Optioner, modner alle de Ikke Modnede Optioner på Fortabelsesdatoen (eller på Startdatoen for Udnyttelsesperioden, såfremt Fortabelsesdatoen falder på en dato før Startdatoen for Udnyttelsesperioden), og arvingerne til den Kvalificerede Person kan udnytte de Ikke Modnede Optioner til og med den sidste dag i et (1) års perioden, som begynder dagen efter Fortabelsesdagen (hvis den sidste dag af denne et (1) års periode ikke er en bankdag i Selskabet, vil den efterfølgende bankdag udgøre den sidste dag i perioden).

The Qualified Person may exercise the Exercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period).

(2) Den Kvalificerede Person kan ikke udnytte Optionerne i følgende tilfælde:	(2) The Qualified Person cannot exercise the Options in any of the following cases:

(i) Såfremt den Kvalificerede Person arbejder for en konkurrent til Selskabet eller Sony Koncernen som denne konkurrents direktionsmedlem, medarbejder eller konsulent, og en af de udvalgte Repræsentanter for Ledelsen i Selskabet vælger ikke at tillade en sådan Kvalificeret Persons udnyttelse af Optionerne tildelt til denne Kvalificerede Person.

(i) If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(ii) Såfremt den Kvalificerede Person af Selskabet anses for at have udøvet illoyale handlinger mod Selskabet eller Sony Koncernen.	(ii) If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(iii) Såfremt den Kvalificerede Person misligholder bestemmelserne i denne Aftale.	(iii) If the Qualified Person violates any provision of the Agreement.

6 Økonomiske aspekter af deltagelse i aktieoptionsprogrammet	6 The financial aspects of participating in the stock option program

Aktieoptioner er risikobetonede værdipapirer, der er afhængige af aktiemarkedet. Som følge heraf er der ingen garanti for, at udnyttelsen af Optionerne udløser en fortjeneste. Tildelingen af Optionerne har ingen økonomiske konsekvenser for den Kvalificerede Person.	Stock options are risky securities that are influenced by the share market. Consequently, there is no guarantee that the exercise of the Options will yield a profit. The grant of the Options has no financial consequences for the Qualified Person.]

[Germany:

The Options granted under the Plan are provided on an ex-gratia basis and not in satisfaction of any right or expectation of the Qualified Person. The Qualified Person acknowledges that he/she has no such right or expectation in relation to the Option or any future grant of options.]

[Hong Kong:

The contents of the Allocation Agreement have not been reviewed by any regulatory authority in Hong Kong. The Qualified Person is advised to exercise caution in relation to the offer under the Plan. If the Qualified Person is in any doubt about any of the contents of this document, he/she should obtain independent professional advice.

This offer of the Plan (the “Offer”) is strictly private and only available to the Qualified Persons. The Offer has also not been approved by the Securities and Futures Commission in Hong Kong and it should not be made in whole or in part to the public or any third-party.

No Options earned or granted under the Plan may be transferred or assigned, except as expressly permitted by the Corporation in writing.]

[India:

No invitation, offer or sale to purchase or subscribe to the shares of Sony Group Corporation (“Securities”) is made or intended to be made to the public in India through the Allocation Agreement or any amendment or supplement thereto. Neither the Allocation Agreement nor any amendment or supplement thereto is a prospectus, offer document or advertisement nor has it been or will be submitted or registered as a prospectus or offer document under any applicable law or regulation in India. Neither the Allocation Agreement nor any amendment or supplement thereto has been reviewed, approved, or recommended by any Registrar of Companies in India, the Securities and Exchange Board of India, the Reserve Bank of India, any stock exchange in India or any other Indian regulatory authority.

Accordingly, no person may make any invitation, offer or sale of any Securities, nor may the Allocation Agreement nor any amendment or supplement thereto nor any other document, material, notice or circular in connection with the invitation, offer or sale for subscription or purchase of any Securities (“Offer”) be circulated or distributed whether directly or indirectly to, or for the account or benefit of, any person resident in India, other than strictly on a private and confidential basis and so long as any such Offer is not calculated to result, directly or indirectly, in the Securities becoming available for subscription or purchase by persons other than those receiving such offer or invitation. Notwithstanding the foregoing, in no event shall the Offer be made directly or indirectly, in any circumstances which would constitute an offer to the public in India within the meaning of any applicable law or regulation.

Any Offer of Securities to a person in India shall be made subject to compliance with all applicable Indian laws including, without limitation, the Foreign Exchange Management Act, 1999, as amended, and any guidelines, rules, regulations, circulars or notifications issued by the Reserve Bank of India, the Securities and Exchange Board of India and any other Indian regulatory authority.

Each investor in the Securities acknowledges, represents and agrees that it is eligible to invest in the Company and the Securities under applicable laws and regulations in India and that it is not prohibited or debarred under any law or regulation from acquiring, owning or selling the Securities.]

[Korea (South):

Notwithstanding anything set forth in the Allocation Agreement, the Option is granted by the Corporation, not your employer.]

[New Zealand:

This is an offer of the Options. The Options give you a stake in the ownership of the Company. You may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound-up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully and seek independent financial advice before committing yourself.

The trading market for the investment is likely to be limited and you may not be able to sell it.]

[Norway:

This offer is being made to the Qualified Person as part of the Plan in order to provide an additional incentive and to encourage employee share ownership and to increase the Qualified Person’s interest in the success of the Corporation. The company offering these rights is Sony Group Corporation, 7-1, Konan 1-chome, Minato-ku, Tokyo. The shares which are the subject of these rights are new and/or existing shares of common stock in the Corporation. More information in relation to the Corporation including the share price can be found at the following web address: www.sony.com.

Details of the offer can be found in the Allocation Agreement.

The obligation to publish a prospectus does not apply because of Article 7-1 of the Norwegian Securities Trading Act (which implements Article 1(4)(i) of the EU Prospectus Regulation). The total maximum number of shares which are the subject of this offer is 2,312,300.]

[Portugal:

The following wording is made a part of the Allocation Agreement:

The Option and the benefits provided under the Option are in no way secured, guaranteed or warranted by the Corporation or the Qualified Person’s employer and the Corporation, and the Qualified Person’s employer does not guarantee a specified level of return on the Option or the shares you receive upon settlement of the Option. The Qualified Person expressly acknowledges that there is no obligation on the part of the Corporation or the Qualified Person’s employer to implement the Plan and grant any award in subsequent years.]

[Singapore:

The Qualified Person acknowledges that this document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Options may not be circulated or distributed, nor may the Options be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with the conditions of, an exemption under any provision (other than Section 280) of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act, Chapter 289 of Singapore.

The shares of common stock are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notices SFA 04-N12 and FAA-N16).]

[Taiwan:

The following wording is made a part of the Allocation Agreement:

The grant of the Option has not been and will not be registered with the Financial Supervisory Commission of R.O.C. (Taiwan) pursuant to relevant securities laws and regulations. The shares obtained under the Plan may not be offered or sold within Taiwan (R.O.C.) through a public offering or in circumstance which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan (R.O.C.) that requires a registration or approval of the Financial Supervisory Commission of R.O.C. (Taiwan) or is prohibited under the applicable laws of Taiwan (R.O.C.).]

[Turkey:

The Plan is not a public offering in terms of the Turkish Capital Markets legislation and the information provided in any Plan related documents cannot be construed as a public offering and is made to you as a Qualified Person. The Qualified Person is not obligated to accept the Option and may reject the Option. The grant of the Option does not change or supplement the terms of the Qualified Person’s employment in any way. The Allocation Agreement do not constitute an employee handbook or an employment contract between the Qualified Person and the Corporation.

The Corporation is not giving the Qualified Person investment or other financial advice and reserves the right to suspend, change, amend or supplement the terms of the Plan in whole or in part, for any reason at any time. If the Qualified Person is in doubt about the merits of the Plan the Qualified Person should contact his/her financial adviser.]

[United Kingdom:

This offer is being made to the Qualified Person as part of the Plan in order to provide an additional incentive and to encourage employee share ownership and to increase Qualified Person’s interest in the success of the Corporation. The company offering these rights is Sony Group Corporation, 7-1, Konan 1-chome, Minato-ku, Tokyo. The shares which are the subject of these rights are new and/or existing shares of common stock in the Corporation. More information in relation to the Corporation including the share price can be found at the following web address: www.sony.com.

Details of the offer can be found in the Allocation Agreement.

The obligation to publish a prospectus does not apply because of Section 86(1)(aa) of the Financial Services and Markets Act 2000 (as amended, supplemented or substituted by any UK legislation enacted in connection with the UK’s exit from the European Union). The total maximum number of shares which are the subject of this offer is 2,312,300.]

[France:

[and (in case there is grantee(s) in Quebec) Canada]

PRINCIPALES MODALITES DE LA QUARANTE HUITIÈME SERIE D’OPTIONS D’ACHAT D'ACTIONS CONCERNANT LES ACTIONS ORDINAIRES DE LA SONY GROUP CORPORATION	PRINCIPAL TERMS AND CONDITIONS OF THE FORTY EIGHTH SERIES OF STOCK ACQUISITION RIGHTS FOR SHARES OF COMMON STOCK OF SONY GROUP CORPORATION

Les présentes modalités concernant les options d’achat d'actions s'appliquent à la Quarante Huitième Série d’Options d’Achat d'Actions Ordinaires (ci-après les « Options ») de la Sony Group Corporation (ci-après la « Société ») émis le 16 novembre 2022 par la Société:

These terms and conditions of the stock acquisition rights shall apply to the Forty Eighth Series of Stock Acquisition Rights for Shares of Common Stock (hereinafter referred to as the “Options”) of Sony Group Corporation (hereinafter referred to as the “Corporation”) issued on November 16, 2022 by the Corporation:

1. Nombre d'Options attribuées à la Personne Qualifiée (telle que définie dans le présent Article)	1. Number of the Options allocated to the Qualified Person (as defined in this Article)

(________ actions pourront être émises ou transférées lors de l'exercice, par la personne ayant signé le Contrat d'Attribution tel que définit ci-dessous à l'Article 18 (ci-après la « Personne Qualifiée »), de toutes les Options attribuées à la Personne Qualifiée.)	(________ shares may be issued or transferred upon the exercise by the person who entered into the Allocation Agreement as defined below in Article 18 (hereinafter referred to as the “Qualified Person”) of all Options allocated to the Qualified Person.)

2. Nombre total d'Options	2. Aggregate number of Options

23,123 (le nombre maximum d'actions de la Société pouvant être émises lors de l'exercice de l'Option est de 2,312,300)	23,123 (the maximum number of the shares of the Corporation to be issued upon exercise of the Option is 2,312,300)

3. Classe et nombre d'actions devant être émises ou cédées lors de l'exercice de chaque Option	3. Class and number of shares to be issued or transferred upon exercise of each Option

100 actions ordinaires de la Société (ci-après les « Actions Ordinaires »)	100 shares of common stock of the Corporation (hereinafter referred to as the “Common Stock”)

4. Montant à payer par action devant être émise ou cédée lors de l'exercice des Options (ci-après « Cours d'Exercice »)	4. Amount to be paid per share to be issued or transferred upon exercise of the Options (hereinafter referred to as the “Exercise Price”)

Le Cours d'Exercice initial est de xxx.xx US$.	The Exercise Price is initially US$ xxx.xx.

Sous réserve, cependant, que si le montant en dollars US obtenu en divisant le cours de clôture des actions ordinaires de la Société dans le cadre des transactions régulières effectuées à la Bourse de Tokyo (ci-après le « Cours de Clôture ») à la Date d'Attribution (telle que définie à l'Article 8 des présentes Principales Modalités (ci-après les « Conditions »)) (en l'absence de Cours de Clôture à cette date, le Cours de Clôture du jour de bourse précédent) par la moyenne des taux de change cotés par une banque commerciale de premier plan à Tokyo pour la vente spot de dollars US par transfert télégraphique contre des yens pendant dix (10) jours de bourse consécutifs (à l'exclusion des jours n'ayant pas de Cours de Clôture) immédiatement avant la Date d'Attribution (ci-après le « Taux de Change de Référence ») (toute fraction inférieure à un (1) cent résultant de ce calcul sera arrondie au un (1) cent le plus proche) est supérieur à xxx.xx US$, alors le montant égal au montant en dollars US obtenu en divisant le Cours de Clôture à la Date d'Attribution par le Taux de Change de Référence (toute fraction inférieure à un (1) résultant de ce calcul sera arrondie au un (1) cent) sera le Cours d'Exercice initial. Dans ce cas, la Société devra indiquer le Cours d'Exercice initial en question à la Personne Qualifiée en lui envoyant un avis (ci-après l'« Avis ») le ou aux alentours du, 16 novembre 2022. Les dispositions concernant le Cours d'Exercice initial indiqué dans l'avis annuleront et remplaceront automatiquement les dispositions des présentes.	Provided, however, that if the U.S. dollar amount obtained by dividing the closing price of shares of common stock of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (as defined in Article 8 of this Principal Terms and Conditions (hereinafter referred to as the “Conditions”)) (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) by the average of the exchange rate quotations by a leading commercial bank in Tokyo for selling spot U.S. dollars by telegraphic transfer against yen for ten (10) consecutive trading days (excluding days on which there is no Closing Price) immediately prior to the Allotment Date (hereinafter referred to as the “Reference Exchange Rate”) (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) is higher than US$ xxx.xx, then the amount equal to the U.S. dollar amount obtained by dividing the Closing Price on the Allotment Date by the Reference Exchange Rate (any fraction less than one (1) cent arising as a result of such calculation shall be rounded up to the nearest one (1) cent) shall be the initial Exercise Price. In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person by sending a notice (hereinafter referred to as the “Notice”) on or about November 16, 2022. The provisions with respect to the initial Exercise Price in the Notice shall automatically supersede the provisions hereto.

5. Période durant laquelle les Options pourront être exercées	5. Period during which the Options may be exercised

A partir du 16 novembre 2023 inclus, jusqu'au 15 novembre 2032 inclus (ci-après la « Durée »). Si le dernier jour de la période en question tombe un dimanche ou jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question. Cependant, les demandes d’exercice de l’Option doivent être déposées avant le 6 novembre 2032 (ou, si ce jour est un dimanche ou jour férié pour la Société, le jour ouvrable immédiatement précédent) et de plus l'exercice des Options est assujetti aux restrictions prévues à l'Article 10 des Conditions.	From and including November 16, 2023, up to and including November 15, 2032 (hereinafter referred to as the “Term”). If the last day of such period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period. However, the applications for exercise of the Option must be made by November 6, 2032 (or, if such day is not a business day of the Corporation, the immediately preceding business day) and exercise of the Options is further subject to the restrictions provided for in Article 10 of the Conditions.

6. Paiement contre Options	6. Payment in exchange for Options

Les Options sont émises sans aucun paiement au profit de la Société.	The Options are issued without payment of any consideration to the Corporation.

7. Date d'Enregistrement des Options	7. Enrollment Date of Options

15 novembre 2022	November 15, 2022

8. Date d'Attribution des Options	8. Allotment Date of Options

16 novembre 2022 (ci-après la « Date d'Attribution »)	November 16, 2022 (hereinafter referred to as the “Allotment Date”)

9. Acquisition des Droits	9. Vesting

Nonobstant l'Article 5 des Conditions, les Options seront acquises et deviendront exerçables en trois tranches annuelles approximativement équivalentes démarrant au premier anniversaire de la date d'octroi.	Notwithstanding Article 5 of the Conditions, the Options shall be vested and become exercisable in three approximately equal annual installments beginning on the first anniversary of the date of the grant.

10. Conditions à l'Exercice des Options	10. Conditions for Exercise of Options

(1) Aucune Option ne pourra être exercée en partie.	(1) No Option may be exercised in part.

(2) En cas de vote d'une résolution, lors d'une assemblée générale des actionnaires de la Société, en faveur d'un accord de consolidation ou de fusion (autre qu'une consolidation ou une fusion dont la société résultante est la Société), ou en cas de vote d'une résolution, lors d'une assemblée générale des actionnaires de la Société (ou, si une résolution d'une assemblée générale des actionnaires n'est pas nécessaire, lors d'une réunion du Conseil d'Administration de la Société) concernant un accord d'échange de parts (kabushiki-kokan) ou d'un plan de transfert de parts (kabushiki-iten) en vertu duquel la Société deviendrait filiale à 100% d'une autre société, les Options ne pourront pas être exercées à ou après la date de prise d'effet de la consolidation ou de la fusion en question, de l'échange de parts (kabushiki-kokan), ou du transfert de parts (kabushiki-iten).	(2) In the event of a resolution being passed at a general meeting of shareholders of the Corporation for an agreement for any consolidation, amalgamation or merger (other than a consolidation, amalgamation or merger in which the Corporation is the continuing corporation), or in the event of a resolution being passed at a general meeting of shareholders of the Corporation (or, where a resolution of a general meeting of shareholders is not necessary, at a meeting of the Board of Directors of the Corporation) for any agreement for share exchange (kabushiki-kokan) or any plan for share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation, the Options may not be exercised on and after the effective date of such consolidation, amalgamation or merger, such share exchange (kabushiki-kokan), or such share transfer (kabushiki-iten).

(3) Si la Personne Qualifiée renonce à l'un des statuts suivants : administrateur, CEO (Corporate Executive Officer), directeur ou employé de la Société ou des Sociétés du Groupe Sony en tombant dans l'une des catégories suivantes, l'exercice des Options sera assujetti aux restrictions prévues pour la catégorie en question ; sous réserve, cependant, qu'en aucun cas les Options ne puissent être exercées après les Durées indiquées à l'Article 5 des Conditions.	(3) In case that the Qualified Person forfeits either status as a director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies by falling under any of the following items, the exercise of the Options shall be subject to the restrictions provided for in such following item; provided, however, that in no case may any Options be exercised after the Terms set forth in Article 5 of the Conditions.

(i) Si la Personne Qualifiée fait l'objet d'un licenciement pour faute ou d'une démission par demande en vertu des règles sur l'emploi de la Société ou des Sociétés du Groupe Sony ou si elle est démise de ses fonctions :	(i) If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

La Personne Qualifiée ne pourra pas exercer les Options à ou après la date à laquelle elle aura renoncé à son statut (ci-après la « Date de Renoncement à Statut ») ;	The Qualified Person may not exercise the Options on and after the day on which he/she forfeits such status (hereinafter referred to as the “Status Forfeit Date”);

(ii) Si la Personne Qualifiée renonce à sons statut par suite de son décès :	(ii) If the Qualified Person forfeits such status due to his/her death:

Sous réserve des dispositions de l'Article 11, Alinéa (2) des Conditions, l'héritier de la Personne Qualifiée pourra exercer les Options exerçables en vertu de l'Article 9 à compter de la Date de Renonciation à Statut (ci-après les « Options Exerçables ») jusques et y compris le dernier jour de la période d'un (1) an commençant à la date suivant immédiatement la Date de Renonciation à Statut (si le dernier jour de cette période d'un (1) an tombe un dimanche ou jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question), mais ne pourra pas exercer les Options non exerçables en vertu de l'Article 9 à compter de la Date de Renonciation à Statut (ci-après les « Options Non Exerçables ») à la Date de Renonciation à Statut ou passé celle-ci ; sous réserve, toutefois, que si la Société autorise l'héritier de la Personne Qualifiée à exercer les Options Non Exerçables, l'ensemble de celles-ci deviendront exerçables à la Date de Renonciation à Statut (ou à la Date de Commencement de la Période d'Exercice, si la Date de Renonciation à Statut tombe un jour précédant la Date de Commencement de la Période d'Exercice) et l'héritier de la Personne Qualifiée pourra exercer les Options Non Exerçables jusques et y compris le dernier jour de la période d'un (1) an commençant à la date suivant immédiatement la Date de Renonciation à Statut (si le dernier jour de cette période d'un (1) an tombe un dimache ou jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question), sous réserve des dispositions de l'Article 11, Alinéa (2) des Conditions ; et	Subject to the provision of Article 11, Paragraph (2) of the Conditions, the heir of the Qualified Person may exercise the Options which are exercisable pursuant to Article 9 as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Options”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Options which are not exercisable pursuant to Article 9 as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Options”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 11, Paragraph (2) of the Conditions; and

(iii) Si la Personne Qualifiée renonce à son statut par suite d'autres événements :	(iii) If the Qualified Person forfeits such status due to any other events:

La Personne Qualifiée pourra exercer les Options Exerçables jusques et y compris le dernier jour de la période d'un (1) an commençant à la date suivant immédiatement la Date de Renonciation à Statut (si le dernier jour de cette période d'un (1) ans tombe un dimanche ou jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question), mais ne pourra pas exercer les Options Non Exerçables à la Date de Renonciation à Statut ni par la suite; sous réserve, toutefois, que si la Société autorise l'héritier de la Personne Qualifiée à exercer les Options Non Exerçables, l'ensemble de celles-ci deviendront exerçables à la Date de Renonciation à Statut (ou à la Date de Commencement de la Période d'Exercice, si la Date de Renonciation à Statut tombe un jour précédant la Date de Commencement de la Période d'Exercice) et la Personne Qualifiée pourra exercer les Options Non Exerçables jusques et y compris le dernier jour de la période d'un (1) an commençant à la date suivant immédiatement la Date de Renonciation à Statut (si le dernier jour de cette période d'un (1) an tombe un dimanche ou jour férié pour la Société, le jour ouvrable le précédant immédiatement sera le dernier jour de la période en question).	The Qualified Person may exercise the Exercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Options on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Options, all of the Unexercisable Options shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Options until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a day that is not a business day of the Corporation, the immediately preceding business day shall be the last day of such period).

(4) La Personne Qualifiée ne pourra pas exercer les Options dans les cas suivants :	(4) The Qualified Person may not exercise the Options in any of the following cases:

(i) Si la Personne Qualifiée travaille pour un concurrent de la Société ou du Groupe Sony en qualité de cadre, d'employé ou de consultant du concurrent en question, et que l'un quelconque des CEO désignés pour représenter la Société décide de ne pas permettre l'exercice, par la Personne Qualifiée en question, des Options qui lui ont été attribuées.	(i) If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Options allocated to such Qualified Person.

(ii) Si la Personne Qualifiée est considérée par la Société comme ayant commis un acte déloyal à l'égard de la Société ou du Groupe Sony.	(ii) If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(iii) Si la Personne Qualifiée viole une quelconque disposition du Contrat.	(iii) If the Qualified Person violates any provision of the Agreement.

(5) La Personne Qualifiée n'est pas autorisée à céder, à nantir ni à se défaire d'une quelconque autre manière de tout ou partie des Options.	(5) The Qualified Person is not authorized to transfer, pledge or otherwise dispose of all or part of the Options.

(6) L'exercice des Options est en outre assujetti à toute restriction sur les transactions prévue par le Règlement de la Sony Corporation of America Concernant les Transactions sur Titres ou tout autre règlement semblable mis en Œuvre par le Groupe Sony (ci-après le « Groupe Sony ») et applicable à la Personne Qualifiée, tel qu'il peut être en vigueur de manière ponctuelle.	(6) Exercise of the Options are further subject to any restriction on trading set forth under Sony Corporation of America’s Policy Regarding Securities Trading or any other similar policy maintained by Sony group companies (hereinafter referred to as the “Sony Group Companies”) and applicable to the Qualified Person, as in effect from time to time.

11. Interdiction de Cession	11. Prohibition of Disposition

(1) Sauf disposition contraire de l'Alinéa (2) ci-dessous, les Options, acquises ou non, ne sont pas cessibles par la Personne Qualifiée.	(1) Except as provided in Paragraph (2) below, the Options, whether vested or unvested, are nontransferable by the Qualified Person.

(2) En cas de décès de la Personne Qualifiée, les Options en circulation qui auront été acquises et sont exerçables et accordées à la Personne Qualifiée en question, ne pourront être exercées que par les exécuteurs ou les administrateurs testamentaires de la Personne Qualifiée ou par toute personne ayant acquis le droit de les exercer en vertu du testament ou de la législation sur les successions, sous réserve qu'aucun transfert par testament ou en vertu de législation sur les successions d'une quelconque Option, ou du droit d'exercer une quelconque Option, ne pourra contraindre la Société à moins que cette dernière ait reçu (a) un avis écrit dans ce sens et une copie du testament et/ou les preuves qu'elle jugera nécessaires pour établir la validité du transfert et (b) un accord par lequel le cessionnaire s'engage à se conformer à l'ensemble des modalités des Options qui s'appliquent ou se seraient appliquées à la Personne Qualifiée (autres que les modalités relatives à l'emploi au sein de la Société ou de l'une de ses filiales) et à être lié par les engagements de la Personne Qualifiée concernant l'octroi des Options. Les Options non acquises ni exerçables lors du décès de la Personne Qualifiée deviendront nulles.	(2) Upon the death of the Qualified Person, outstanding Options that are vested and exercisable and granted to such Qualified Person may be exercised only by the executors or administrators of the Qualified Person’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution, provided that no transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) a written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Options that are or would have been applicable to the Qualified Person (other than any terms and conditions relating to employment with the Corporation or one of its subsidiaries) and to be bound by the acknowledgements made by the Qualified Person in connection with the grant of the Options. Options that are not vested and exercisable at the death of the Qualified Person will terminate.

12. Rachat / Achat d'Options	12. Repurchase/Purchase of Options

Le rachat obligatoire des Options ne s'applique pas. En outre, en aucun cas une quelconque Personne Qualifiée ne pourra demander à la Société d'acheter les Options qu'elle détient.	Mandatory repurchase of the Options is not applicable. In addition, in no circumstances shall any Qualified Person request the Corporation to purchase the Options held by him/her.

13. Restrictions concernant l'Acquisition d'Options par l'intermédiaire d'un Transfert	13. Restrictions on Acquisition of Options through Transfer

Les Options ne peuvent pas être acquises par le transfert (autre qu'un quelconque transfert d'Options acquises et exerçables au décès d'un détenteur des Options au profit de la succession ou des bénéficiaires du détenteur en question), à moins que cette acquisition soit expressément approuvée par le Conseil d'Administration de la Société.	The Options cannot be acquired through transfer (other than any transfer of Options that are vested and exercisable upon the death of a holder of the Options to such holder’s estate or beneficiaries), unless such acquisition is expressly approved by the Board of Directors of the Corporation.

14. Lieu de Dépôt des Demandes d'Exercice des Options	14. Place where Applications for Exercise of Options are Made

Sony Corporation of America, Ressources Humaines, ou son représentant dûment désigné	Sony Corporation of America, Human Resources, or its duly authorized designee

15. Lieu de Traitement des Paiements lors de l'Exercice des Options	15. Payment Handling Place on Exercise of Options

Sumitomo Mitsui Banking Corporation, Siège (ou toute autre banque lui succédant de temps à autre et/ou tout bureau succédant à ce bureau)	Sumitomo Mitsui Banking Corporation, Head Office (or any successor bank of such bank from time to time and/or any successor office of such office)

16. Emission des ADR (Certificats Américains de Dépôt)	16. Issuance of ADRs

(1)  La Société gère actuellement un plan d'ADR aux Etats-Unis (ci-après le «plan d'ADR de Sony»), en vertu duquel des Certificats Américains de Dépôt (American Depositary Receipts ou « ADR ») représentent des actions ordinaires de la Société. Durant la période où la Société gère la cotation en bourse desADR aux Etats-Unis, les Personnes Qualifiées exerçant les Options recevront des ADR au lieu d'actions ordinaires de la Société, et ce comme décrit ci-dessous. Lors de l'exercice d'une Option, les actions ordinaires de la Société acquises par suite de cet exercice seront émises au nom du dépositaire ou de la personne qu'il aura désignée dans le cadre du Plan d'ADR de Sony au profit de la Personne Qualifiée. A réception des actions ordinaires de la Société suite à l'exercice d'une Option, le dépositaire dans le cadre du plan d'ADR de Sony émettra immédiatement et de manière automatique les ADR représentant les actions ordinaires en question de la Société au nom de la Personne Qualifiée concernée et livrera les ADR en question à celle-ci (ou sur un compte détenu au profit de celle-ci) dès que possible suite à la date effective de l'émission. Par souci de simplicité, toute référence faite dans le Contrat d'Attribution (tel que défini ci-dessous à l'Article 18 des Conditions) et dans les Conditions aux actions ordinaires de la Société sera considérée comme étant une référence aux ADR.

(1) The Corporation currently maintains an American Depositary Receipt program in the United States (hereinafter referred to as the “Sony American Depositary Receipt Program”) pursuant to which American Depositary Receipts or “ADRs” represent shares of common stock of the Corporation. During the time the Corporation maintains the listing of ADRs on a stock exchange in the United States, the Qualified Persons who exercise the Options will generally receive ADRs in lieu of shares of common stock of the Corporation as follows. Upon exercise of an Option, shares of common stock of the Corporation acquired upon the exercise of such Option shall be issued in the name of the depositary or its nominee under the Sony American Depositary Receipt Program for the benefit of the Qualified Person. Upon receipt of shares of common stock of the Corporation upon the exercise of an Option, the depositary under the Sony American Depositary Receipt Program shall immediately and automatically issue ADRs representing such shares of common stock of the Corporation in the name of the applicable Qualified Person and shall deliver such ADRs to such Qualified Person (or to an account held for the benefit of such Qualified Person) as soon as practicable following the effective date on which such issuance occurs. For simplicity, all references in the Allocation Agreement (as defined below in Article 18 of the Conditions) and the Conditions to shares of common stock of the Corporation will be deemed to also refer to ADRs.

(2) Nonobstant l'Alinéa qui précède, si la Société décide de radier les ADR aux Etats-Unis, les Personnes Qualifiées exerçant les Options recevront des actions ordinaires de la Société et les Personnes Qualifiées ne peuvent pas soulever d'objections à l'encontre d'un tel traitement.	(2) Notwithstanding the immediately preceding Paragraph, if the Corporation determines to delist ADRs from a stock exchange in the United States, the Qualified Persons who exercise the Options will receive shares of common stock of the Corporation, and the Qualified Persons shall not raise any objections to such handling.

17. Traitement en Cas de Transaction et de procédure commerciales	17. Treatment in Event of Corporate Transaction and Proceeding

(1) En cas de quelconque transaction ou de procédure commerciales, à l’exclusion (a) d’une consolidation ou d’une fusion dont la société résultante n’est pas la Société ou (b) d’un échange de parts (kabushiki-kokan) ou d’un transfert de parts (kabushiki-iten) en vertu duquel la Société devient une filiale à 100% d’une autre société affectant la Société, y compris la dissolution ou la liquidation de la Société, la vente de tout ou d’une partie substantielle des actifs de la Société, de scission d’entreprise ou de toute autre transaction ou procédure semblables, la Société pourra (x) exiger de l'entité résultant de la transaction ou la procédure en question qu'elle signe un accord prévoyant que tout détenteur des Options ait le droit, pendant la Durée et lors de l'exercice des Options, de recevoir la catégorie et la quantité d'actions et d'autres titres et actifs qui lui sont dus suite à ladite transaction ou procédure par tout détenteur du nombre d’actions au titre desquelles les Options auraient pu être exercées immédiatement avant la transaction ou procédure en question ou (y) empêcher l'exercice, avec prise d'effet immédiate lors de la réalisation de la transaction ou procédure en question, de chaque Option en circulation immédiatement avant la transaction procédure, ou non (que l'option en question soit alors exerçable ou non).	(1) In the event of any corporate transaction or proceeding excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction or proceeding, the Corporation may (x) cause the entity resulting from such transaction or proceeding to execute an agreement providing that a holder of the Options shall have the right during the Term and upon the exercise of the Options to receive the class and amount of shares and other securities and property receivable upon such transaction or proceeding by a holder of the number of shares in respect of which the Options could have been exercised immediately prior to such transaction or proceeding or (y) prevent from being exercised, effective immediately upon the completion of such transaction or proceeding, each Option outstanding immediately prior to such transaction or proceeding (whether or not then exercisable).

(2) Si la Société signe un contrat définitif ou prend une décision par résolution de son Conseil d'Administration ou par approbation de ses actionnaires lors de l'assemblée des actionnaires visant à effectuer une ou plusieurs des transactions ou procédures décrites dans le paragraphe qui précède, la Société pourra fournir un préavis d'au moins vingt jours à la Personne Qualifiée à compter de la réalisation de la transaction ou de la procédure en question et donner à cette Personne Qualifiée la possibilité d'exercer ses Options (que les Options en question soient alors ou non acquises et exerçables), immédiatement avant, et sous réserve de, la réalisation de la transaction ou de la procédure en question.	(2) In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one or more of the transactions or proceedings described in the immediately preceding paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or proceeding and give the Qualified Person the opportunity to exercise their Options (whether or not such Options are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or proceeding.

18. Condition Résolutoire au Contrat d'Attribution conclu avec la Personne Qualifiée	18. Condition Subsequent of the Allocation Agreement with the Qualified Person

L'accord concernant l'attribution des Options d’Achat d'Actions Sony Group Corporation pour l'Exercice 2022 conclu entre la Personne Qualifiée et la Société en date du 15 novembre 2022 (ci-après le « Contrat d'Attribution »), expirera automatiquement, sans aucune procédure particulière, si la Personne Qualifiée n'occupe pas le poste d'administrateur, de CEO, directeur ou d'employé de la Société ou du Groupe Sony à la Date d'Attribution.	The agreement concerning the allocation of the Stock Acquisition Rights of Sony Group Corporation for the Fiscal Year 2022 between the Qualified Person and the Corporation dated November 15, 2022 (hereinafter referred to as the “Allocation Agreement”), shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not the position of director, corporate executive officer, officer or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

19. Questions relatives aux Montants de Capital et de Primes d'Emission supplémentaires générés par l'Emission d'Actions lors de l'Exercice des Options	19. Matters concerning the Amount of Capital and the Additional Paid-in Capital Increased by the Issuance of Shares upon Exercise of Options

(1) Le montant de capital supplémentaire généré par l'émission d'actions lors de l'exercice des Options sera le montant obtenu en multipliant le plafond d'augmentation de capital, calculé conformément aux dispositions de l'Alinéa 1, Article 17 des Règles Comptables de la Société, au Japon (Company Accounting Ordinance of Japan), par 0,5, et toute fraction inférieure à un (1) yen résultant de ce calcul sera arrondie au un (1) yen le plus proche.	(1) The amount of capital increased by the issuance of shares upon exercise of the Options shall be the amount obtained by multiplying the maximum limit of capital increase, as calculated in accordance with the provisions of Paragraph 1, Article 17 of the Company Accounting Ordinance of Japan, by 0.5, and any fraction less than one (1) yen arising as a result of such calculation shall be rounded up to the nearest one (1) yen.

(2) Le montant de la prime d'émission supplémentaire générée par l'émission d'actions lors de l'exercice des Options sera le montant obtenu en déduisant le capital supplémentaire, visé en (1) ci-dessus, du plafond d'augmentation de capital, également visé en (1) ci-dessus.	(2) The amount of additional paid-in capital increased by the issuance of shares upon exercise of the Options shall be the amount obtained by deducting the capital to be increased, as provided in (1) above, from the maximum limit of capital increase, as also provided in (1) above.

20. Déclarations, Garanties, Engagements et Confirmations	20. Representations, Warranties, Covenants and Confirmations

La Personne Qualifiée émettra les déclarations, les garanties, les engagements et les confirmations énoncés dans l'Annexe aux présentes.	The Qualified Person shall represent, warrant, covenant and confirm the matters set forth in the Exhibit hereto.

21.       Interprétation

Rien de ce qui figure ici ni dans le Contrat d’Attribution ne saurait être interprété comme donnant à la Personne Qualifiée un quelconque droit de recevoir des options ou d’acheter des actions ordinaires de la Société à l’avenir auprès de la Société ou de l’une quelconque de ses filiales. Rien de ce qui figure ici ni dans le Contrat d’Attribution ne saurait conférer à la Personne Qualifiée de quelconque droit de rester employée par la Société ou l’une quelconque de ses filiales, ni ne saurait constituer de contrat de travail ni interférer, de quelque manière que ce soit, avec le droit de la Société ou de ses filiales de réduire ou de modifier la rémunération de la Personne Qualifiée en vigueur au moment de l’octroi d’une quelconque Option ou autrement, ni de dénoncer le contrat de travail d’une Personne Qualifiée ni de changer le poste de la Personne Qualifiée ou les conditions de son emploi, avec ou sans justification. Rien de ce qui figure ici ni dans le Contrat d’Attribution ne saurait empêcher la Société, et la Société se réserve expressément le droit, de modifier les modalités des options d’achat d’actions ordinaires de la Société, le cas échéant, qui sont ou pourraient être accordées à l’avenir.

EXTRAITS D’AUTRES PROVISIONS IMPORTANTES DANS LE CONTRAT D’ATTRIBUTION

(Contrat d’Attribution)

Article 5 (Acquisition, Conditions d’exercice des Options et interdiction de disposition)

(4)        Nonobstant le Point (4) de l’Article 3 du Contrat, les Options seront acquises et deviendront exerçables en trois versements annuels commençant le premier anniversaire de la date de l’octroi (chaque date, une « Date d’Acquisition ») comme suit. À la première Date d’Acquisition, un tiers du nombre total d’Options octroyées (arrondi à la première option la plus proche) sera acquise et devient exerçable. À la deuxième Date d’acquisition, les deux tiers du nombre total d’options attribuées (arrondi à la hausse à la (1) option la plus proche), moins le nombre d’options acquises à la première date d’acquisition, seront acquis et pourront être exercés. À la troisième Date d’Acquisition, toutes les Options non acquises restantes seront acquises et deviendront exerçables.

21.       Construction

Nothing herein or the Allocation Agreement shall be construed to give the Qualified Person any right or entitlement to receive options to purchase common stock of the Corporation in the future from the Corporation or any of its subsidiaries. Nothing contained herein or the Allocation Agreement shall confer upon the Qualified Person any right to continue in the employment of the Corporation or any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or its subsidiaries to reduce or modify a Qualified Person’s compensation in existence at the time of the granting of any Option or otherwise, or to terminate a Qualified Person’s employment or change the Qualified Person’s position or the terms of employment with or without cause. Nothing contained herein or the Allocation Agreement shall prevent the Corporation from, and the Corporation expressly reserves the right to, modify the terms and conditions of options to purchase common stock of the Corporation, if any, that are or may be granted in the future.

EXCERPTS FROM OTHER IMPORTANT PROVISIONS IN THE ALLOCATION AGREEMENT

(Allocation Agreement)

Article 5 (Vesting, Conditions for Exercise of the Options and Prohibition of Disposition)

(4)        Notwithstanding Item (4) of Article 3 of the Agreement, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of the grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable.

Article 10 (Retenue à la source par la Société)

En ce qui concerne l’Article (2) de la Condition 13 des Conditions générales, la Société ou son représentant est autorisé à retenir de tout paiement relatif à une Option ou de toute paie ou autre paiement à la Personne qualifiée, les montants de retenue à la source et autres taxes ou redevances dues en relation avec l’Option, et de prendre toute autre mesure dans la mesure permise par la loi applicable, que la Société juge opportune de permettre la Société et la Personne qualifiée pour s’acquitter des obligations de paiement des retenues à la source, des autres obligations fiscales et autres coûts et honoraires liés aux Options. Cette autorité inclut, soit de manière obligatoire ou élective à la discrétion de la Société, soit l’autorité (a) de retenir ou de recevoir des actions ordinaires de la Société ou d’autres biens et (b) d’effectuer des paiements en espèces à l’égard de celles-ci pour satisfaire aux obligations fiscales de la personne qualifiée, ainsi que d’autres coûts et honoraires liés aux Options.

Article 14 (avenant au présent Contrat et traitement des dispositions non prévues par le présent Contrat)

1.         Sauf stipulation contraire dans le présent Contrat (y compris toute Annexe au présent Contrat), le présent Contrat (y compris toute Annexe au présent Contrat) ne peut être modifié ou modifié de quelque manière que ce soit, sauf par un autre contrat indiquant expressément son intention de modifier le présent Contrat et signé par les deux parties au présent Contrat.

2.         Nonobstant le paragraphe qui précède immédiatement, s’il est constaté que le présent Contrat n’est pas conforme à la Loi sur les sociétés, à la Loi sur les instruments financiers et à la loi sur les changes, à la Loi sur l’impôt sur les bénéfices, à la Loi sur l’impôt sur les sociétés ou à toute autre loi ou réglementation connexe du Japon ou à toute autre loi applicable d’une autre juridiction, ou si le présent contrat n’est pas conforme à la suite de modifications qui deviennent effectives après la conclusion du présent contrat La Société peut, sans le consentement de la personne qualifiée, avec notification à la personne qualifiée, établir, modifier ou supprimer de manière adéquate les dispositions en la matière.

Article 10 (Withholding by the Corporation)

In connection with Item (2) of Condition 13 of the Terms and Conditions, the Corporation or its designee is authorized to withhold from any payment relating to an Option or from any payroll or other payment to the Qualified Person, amounts of withholding and other taxes or fees due in connection with the Option, and to take any other action to the extent permissible under applicable law as the Corporation may deem advisable to enable the Corporation and the Qualified Person to satisfy obligations for the payment of withholding taxes, other tax obligations and other costs and fees relating to the Options. This authority shall include, either on a mandatory or elective basis in the discretion of the Corporation, authority (a) to withhold or receive shares of common stock of the Corporation or other property and (b) to make cash payments in respect thereof in satisfaction of the Qualified Person’s tax obligations and other costs and fees relating to the Options.

Article 14 (Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.         Except as otherwise provided in this Agreement (including any Exhibit to this Agreement), this Agreement (including any Exhibit to this Agreement) cannot be modified or amended in any manner except by a further agreement expressly stating the intention to modify this Agreement and which is signed by both parties to this Agreement.

2.         Notwithstanding the immediately preceding Paragraph, if it is found out that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan or any applicable laws of any other jurisdiction, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, without the consent of the Qualified Person, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

3.         En ce qui concerne les questions non prévues par le présent Contrat ou les documents prévus à l’article 6 du présent Contrat, ces questions sont déterminées par consultation de bonne foi entre la Société et la Personne qualifiée. Dans le cas où la personne qualifiée rejette une telle consultation, ou dans le cas où une telle consultation ne parvient pas à un Contrat, ces questions seront décidées par la Société et les dirigeants d’entreprise ou autres personnes représentatives que la Société peut désigner de temps à autre pour représenter la Société en ce qui concerne les Conditions générales, les Options et le présent Contrat. Les décisions de la Société ou des représentants des dirigeants de la Société ou d’autres personnes que la Société peut désigner de temps à autre pour la représenter en ce qui concerne les conditions générales, les options et le présent contrat sont définitives et lient toutes les parties. Ni la Société, ni les dirigeants d’entreprise représentatifs ou les autres personnes que la Société peut désigner de temps à autre pour représenter la Société à l’égard des conditions générales, des options ou de la présente convention ne seront responsables envers une personne qualifiée pour toute action, omission ou décision relative aux conditions générales, aux options ou à la présente convention.

(Annexe 1)

3.        Ajustement du nombre d’actions concédées

(1)         Si la Société effectue une scission des actions (y compris la distribution gratuite d’actions [musho-wariate]) ou la consolidation des actions ordinaires, le Nombre d’Actions Concédées doit être ajusté conformément à la formule suivante :

3.         With respect to matters not provided for in this Agreement or documents provided under Article 6 of this Agreement, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation and such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement. Decisions of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options and this Agreement shall be final and binding on all parties. None of the Corporation or such representative corporate executive officers or other persons as the Corporation may designate from time to time to represent the Corporation in respect of the Terms and Conditions, the Options or this Agreement shall be liable to any Qualified Person for any action, omission or determination relating to the Terms and Conditions, the Options or this Agreement.

(Exhibit 1)

3. Adjustment of number of granted shares

(1)      In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock, the Number of Granted Shares shall be adjusted in accordance with the following formula:

Nombre d’actions concédées après ajustement	=	Nombre d’actions concédées avant ajustement	x	Ratio de fractionnement ou de consolidation	Number of Granted Shares after adjustment	=	Number of Granted Shares before adjustment	x	Ratio of split or consolidation

(2)        Un ajustement du Nombre d’Actions Concédées au titre de l’Élément immédiatement précédent ne sera effectué qu’en ce qui concerne le Nombre d’Actions Concédées pour les Options qui n’ont pas été exercées au moment de l’ajustement. Toute fraction inférieure à une (1) part résultant de l’ajustement n’est pas prise en considération.

(3)        La date d’effet du Nombre d’Actions Concédées après ajustement est le jour même que la date à laquelle le Prix d’exercice après ajustement devient effectif conformément à l’Article (2) de la Condition 7 en ce qui concerne l’ajustement du Prix d’exercice conformément à la Condition 7 pour la même raison que l’ajustement du Nombre d’Actions Concédées.

(4)        Lorsque le Nombre d’Actions Concédées est ajusté, la Société informera chaque détenteur des Options enregistrées dans le registre des Options, au plus tard le jour précédant immédiatement la date d’effet du Nombre d’Actions Concédées après ajustement ; à condition, toutefois, que si la Société n’est pas en mesure de donner un tel avis au plus tard le jour précédant immédiatement cette date d’effet, la Société le notifiera rapidement à cette date d’effet ou après cette date d’effet.

7.         Ajustement du prix d’exercice

(1)        Dans le cas où la Société procède à une scission d’actions (y compris la distribution gratuite d’actions (musho-wariate)) ou à la consolidation des actions ordinaires après la Date d’attribution des Options, le Prix d’exercice doit être ajusté selon la formule suivante, et toute fraction inférieure à un (1) cent résultant de l’ajustement doit être arrondie au cent le plus proche :

(2)        An adjustment to the Number of Granted Shares under the immediately preceding Item shall be made only with respect to the Number of Granted Shares for the Options which have not been exercised at the time of the adjustment. Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(3)        The effective date of the Number of Granted Shares after adjustment shall be the same day as the date on which the Exercise Price after adjustment becomes effective as provided for in Item (2) of Condition 7 with regard to the adjustment of the Exercise Price pursuant to Condition 7 for the same reason as the adjustment of the Number of Granted Shares.

(4)        When the Number of Granted Shares is adjusted, the Corporation shall give notice of necessary matters to each holder of the Options registered in the register of Options, no later than the day immediately preceding the effective date of the Number of Granted Shares after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

7.         Adjustment of exercise price

(1)        In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock after the Allotment Date of the Options, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) cent resulting from the adjustment shall be rounded up to the nearest one (1) cent:

Prix d’exercice après ajustement	=	Prix d’exercice avant ajustement	x	1 Ratio de fractionnement ou de consolidation	Price after adjustment	=	Exercise Price before adjustment	x	Ratio of split or consolidation

(2)       Dans le cas où le Prix d’exercice est ajusté conformément à l’Élément immédiatement précédent, la date d’effet du Prix d’exercice après ajustement est celle indiquée ci-dessous:

Le Prix d’exercice après ajustement entre en vigueur, en cas de scission des stocks, le jour suivant immédiatement la date d’enregistrement de cette scission et, dans le cas d’une consolidation des stocks, à compter de la date d’effet de celle-ci.

(3)       Outre les cas du Poste (1) de la présente Condition où le Prix d’exercice doit être ajusté, le Prix d’exercice doit être ajusté d’une manière jugée appropriée par la Société dans les cas suivants.

(i) Lorsque le Prix d’exercice doit être ajusté en raison d’une fusion, d’une scission d’entreprise (fractionnée par une nouvelle incorporation ou par absorption) ou d’une réduction du montant du capital de la Société.

(ii) En plus de l’Élément (i) ci-dessus, lorsque le Prix d’exercice doit être ajusté en raison de la survenance d’un événement qui cause ou peut entraîner une modification du nombre total d’Actions ordinaires émises.

(4)       Si le prix d’Exercice est rajusté, la Société doit donner un avis des questions nécessaires à chaque détenteur d’options inscrit au registre des options, au plus tard le jour précédant immédiatement la date d’entrée en vigueur du prix d’exercice après rajustement; toutefois, si la Société n’est pas en mesure de donner cet avis au plus tard le jour précédant immédiatement cette date d’entrée en vigueur, elle doit donner cet avis sans délai à cette date d’entrée en vigueur ou après.

(Annexe 3)

Article 1 (Restrictions et conditions d’exercice des options et interdiction de cession)

(1)        Nonobstant le Point (4) de l’Article 3 du Contrat, les Options seront acquises et deviendront exerçables en trois versements annuels commençant le premier anniversaire de la date de l’octroi (chaque date, une « Date d’Acquisition ») comme suit. À la première Date d’Acquisition, un tiers du nombre total d’Options octroyées (arrondi à la première option la plus proche) sera acquise et devient exerçable. À la deuxième Date d’acquisition, les deux tiers du nombre total d’options attribuées (arrondi à la hausse à la (1) option la plus proche), moins le nombre d’options acquises à la première date d’acquisition, seront acquis et pourront être exercés. À la troisième Date d’Acquisition, toutes les Options non acquises restantes seront acquises et deviendront exerçables.

(2)       In the case that the Exercise Price is adjusted pursuant to the immediately preceding Item, the effective date of the Exercise Price after adjustment shall be as set forth below:

The Exercise Price after adjustment shall become effective, in the case of a stock split, on and after the day immediately following the record date for such stock split, and in the case of a stock consolidation, on and after the effective date thereof.

(3)       In addition to the cases in Item (1) of this Condition where the Exercise Price is required to be adjusted, the Exercise Price shall be adjusted in a manner deemed to be appropriate by the Corporation in the following cases.

(i) When the Exercise Price is required to be adjusted due to a merger, corporate split (split by new incorporation or by absorption) or reduction of the amount of capital of the Corporation.

(ii) In addition to Item (i) above, when the Exercise Price is required to be adjusted due to the occurrence of an event that causes or may cause a change in the total number of the issued Common Stock.

(4)       When the Exercise Price is adjusted, the Corporation shall give notice of necessary matters to each holder of the Options registered in the register of Options, no later than the day immediately preceding the effective date of the Exercise Price after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

(Exhibit 3)

Article 1 (Restrictions on and Conditions for Exercise of the Options and Prohibition of Disposition)

(1)        Notwithstanding Item (4) of Article 3 of the Agreement, the Options shall vest and become exercisable in three annual installments beginning on the first anniversary of the date of the grant (each such date, a “Vesting Date”) as follows. On the first Vesting Date, one-third of the total number of Options granted (rounded up to the nearest one (1) Option) will vest and become exercisable. On the second Vesting Date, two-thirds of the total number of Options granted (rounded up to the nearest one (1) Option), less the number of Options that vested on the first Vesting Date, will vest and become exercisable. On the third Vesting Date, all remaining unvested Options will vest and become exercisable.

Annexe

DECLARATIONS ET GARANTIES POUR LES PARTICIPANTS NON AMERICAINS

La Personne Qualifiée émet les confirmations suivantes en vertu de l’Article 20 des Conditions.

1.       (Contrat de Travail)

Je comprends que rien de ce qui figure dans les modalités du Plan d’Options d’Achat d’Actions de la Sony Group Corporation (le « Plan ») ne fait partie de mon contrat de travail, sauf indication contraire figurant explicitement dans ce dernier. La participation au Plan ne donne aucun droit au maintien de mon emploi.

Je comprends que ni la participation au Plan, ni l’octroi d’une Option, ne crée pour moi le droit de participer au Plan ni de me voir accorder des Options ni d’autres avantages à l’avenir. Le Plan pourra cesser de fonctionner à l’avenir, bien que toute Option existante accordée en vertu de ce Plan continuera conformément au Contrat d’Attribution, aux Annexes au Contrat d’Attribution et aux Modalités.

Je comprends que je ne peux revendiquer aucun droit d’agir suite à une quelconque décision, omission ou mesure discrétionnaire qui pourrait intervenir à mon détriment, même si celle-ci s’avérait déraisonnable, irrationnelle ou pouvait être autrement considérée comme constituant une violation d’une quelconque obligation, hormis ce qui est prévu dans la documentation du Plan considéré.

Exhibit

REPRESENTATIONS AND WARRANTIES FOR NON-US PARTICIPANTS

The Qualified Person confirms the following matters pursuant to Article 20 of the Conditions.

1.       (Employment Contract)

I understand that nothing in the Sony Group Corporation Stock Acquisition Rights Plan (the “Plan”) terms form part of my employment contract, unless my employment contract expressly states otherwise. Participation in the Plan does not create any right to continued employment.

I understand that neither the participation in the Plan nor the grant of an Option creates any rights to participate in the Plan or to be granted any stock acquisition right, Option or award in the future. The Plan may cease to be operated in the future although any existing Options granted under the Plan will continue in accordance with the Allocation Agreement, Exhibits to the Allocation Agreement, and the Terms and Conditions.

I understand that I have no claim or right of action in respect of any decision, omission or discretion which may operate to my disadvantage even if it is unreasonable, irrational or might otherwise be regarded as being in breach of any duty, except as set out in the relevant Plan documentation.

Je comprends que je n’ai aucun droit à compensation en cas de perte résultant du Plan, y compris de perte due à :

●     une réduction de mes droits ou de mes attentes en vertu du Plan, quelles qu’en soient les circonstances (y compris la dénonciation, légitime ou non, de mon contrat de travail) ;

●     l’exercice d’une mesure discrétionnaire ou d’une décision prise concernant un avantage ou concernant le Plan, ou le non exercice d’une mesure discrétionnaire ou la non-prise de décision ; ou

●     l’exploitation, la suspension, la dénonciation ou l’amendement du Plan.

I understand I have no right to compensation for any loss in relation to the Plan, including any loss in relation to:

●     a reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

●     any exercise of a discretion or a decision taken in relation to an award or to the Plan, or any failure to exercise a discretion or take a decision; and

●     the operation, suspension, termination or amendment of the Plan.

Je comprends que l’octroi de droits par la Société est entièrement discrétionnaire et que, par conséquent, les avantages et les droits acquis en vertu du Plan ne constituent ni du « salaire de base » ni une quelconque autre rémunération régulière au titre de l’emploi, et qu’aucun aspect du règlement ni du fonctionnement du Plan ne fait partie de mon contrat de travail ni de ma relation avec mon employeur, les droits résultant de ce contrat et de cette relation étant distincts du Plan et n’en étant nullement affectés. Je comprends et je reconnais qu’en aucun cas les avantages tirés du Plan ne seront inclus dans la rémunération liée à mon emploi aux fins de calculer les obligations de la Société et/ou du Groupe Sony (y compris mon employeur) en termes de primes, de retraite, d’indemnités de départ ou d’autres paiements de même nature.

I understand that as the grant by the Corporation is entirely discretionary, the benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings and that nothing in the rules or operation of the Plan forms part of my contract of employment or employment relationship, which rights are separate from and not affected by, the Plan. I understand and agree that under no circumstances will the benefits derived from the Plan be included as part of my employment earnings for purposes of calculating any of the Corporation’s and/or the Sony group companies’ (including my employer) obligations to me for bonus, retirement, severance, or any other such payments.

2.       (Protection des Données)

Je consens à la collecte, à l’utilisation et à la divulgation, par la Société et/ou les sociétés du Groupe Sony (y compris mon employeur), de toutes informations ou données personnelles nécessaires à l’administration du Plan.

2.       (Data Protection)

I consent to the collection, use and disclosure by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

Sous réserve des exigences légales, les informations pourront être conservées après exercice ou annulation de mes Options. Je comprends que je peux contacter le Secrétariat du Plan de Stock Options, les Ressources Humaines de la Société, la Sony Group Corporation ou le Service des Ressources Humaines de la Sony Corporation of America (en utilisant les coordonnées qui m’auront été communiquées sous pli séparé), si j’ai des questions concernant la présente déclaration.

Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled. I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover), if I have any queries in respect of this statement.

Je comprends que les informations fournies à la Société, aux sociétés du Groupe Sony (y compris mon employeur) et/ou à leurs représentants tiers dûment autorisés choisis aux fins d’aider la Société ou les sociétés du Groupe Sony à administrer les Options et fournies dans le cadre du Plan, seront utilisées pour l’administration de mes Options en vertu du Plan.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony group companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

La Société et/ou les sociétés du Groupe Sony (y compris mon employeur) pourront communiquer des informations à d’autres entités (y compris des personnes agissant en qualité d’agents de la Société et/ou l’une quelconque des sociétés du Groupe Sony) dans le cadre de l’administration du Plan, sous réserve que ces entités préservent la sécurité des informations en question.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure.

Pour traiter les informations, la Société et/ou les sociétés du Groupe Sony (y compris mon employeur) pourront transmettre les informations à d’autres pays qui pourront assurer un niveau de protection obligatoire de ces informations potentiellement différent de celui qui prévaut dans mon pays de résidence.

In order to process the information the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country.

Je comprends que j’ai le droit d’accéder à certaines informations que détient le Plan me concernant et que, pour exercer ce droit, je peux contacter le Secrétariat du Plan de Stock Options, les Ressources Humaines de la Société, la Sony Group Corporation ou le Service des Ressources Humaines de la Sony Corporation of America (en utilisant les coordonnées qui m’auront été communiquées sous pli séparé).

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Group Corporation or the Human Resources Department of Sony Corporation of America (in accordance with the contact information provided to me under separate cover).

3.       (Paiement des Taxes, Charges de Sécurité Sociale et Autres Montants)

J’autorise la Société et les sociétés du Groupe Sony (y compris mon employeur) à retenir tout montant ou à prendre toutes mesures qu’elles jugeront nécessaires pour honorer toute dette relative aux impôts, aux charges de sécurité sociale et aux autres montants se rapportant à ma participation au Plan. Ces mesures pourront comprendre la vente ou la réduction du nombre d’actions de la Société (ci-après les « Actions ») à moins qu’en ma qualité de participant au Plan, je n’honore la dette moi-même.

3.       (Payment of Tax, Social Security or Other Amounts)

I authorize the Corporation and companies in the Sony group (including my employer) to withhold any amounts or make such arrangements as they consider necessary to meet any liability due to taxation, social security or other amounts in respect of my participation in the Plan. These arrangements may include the sale or reduction in number of any shares of the Corporation (hereinafter referred to as the “Shares”) unless I, as the participant in the Plan, discharge the liability myself.

4.       (Déclarations Fiscales)

En signant le Contrat d’Attribution, je m’engage à :

(1)       effectuer toutes les déclarations fiscales personnelles obligatoires sur le territoire où je suis résident fiscal au titre de ce Plan ;

4. (Tax Filings) By signing the Allocation Agreement, I agree to: (1) make all neccessary personal tax filings in the territory where I am tax resident in relation to this Plan;

(2)       effectuer toutes déclarations ou notifications relatives au contrôle des changes concernant les droits que je détiens en vertu du Plan sur le territoire où je suis résident assujetti au contrôle des changes ; et à

(2) make any required foreign exchange filings or notifications in relation to my holding of rights under the Plan in the territory where I am foreign exchange resident; and

(3)       me conformer à toutes mes obligations d’informer mon employeur de mes avoirs en termes de droits relatifs aux Actions (que ces obligations soient basées sur le règlement interne de la Société, du Groupe Sony, de mon employeur ou de la législation en vigueur).

(3)       comply with any requirements to notify my employer of my interests in rights relating to the Shares (whether these requirements are based on the internal rules of the Corporation, the Sony group, my employer or applicable law).

5.       (Retraites)

Je comprends et reconnais que cet octroi d’Options en ma faveur n’affectera en aucune manière mes droits à la retraite. Aucune contribution supplémentaire ne sera faite par la Société ni par aucun autre membre du Groupe Sony (y compris mon employeur) par suite de ma participation à ce Plan. Toute retraite que je percevrai ne sera en aucun cas augmentée par ma participation à ce Plan.

5.       (Pensions)

I understand and agree that this grant of Options to me will not affect my pension rights in any way. No additional contributions will be made by the Corporation or by any other member of the Sony group (including my employer) as a result of my participation in this Plan. Any pension I may receive will not be increased by my participation in this Plan.

6.       (Traitement Fiscal)

Je comprends et accepte que ni la Société ni aucun membre du Groupe Sony (y compris mon employeur) n’a prévu de traitement fiscal particulier s’appliquant à ces Options. Les Options ne font l’objet d’aucune fiscalité particulière dans aucune juridiction quelle qu’elle soit.

6.       (Tax Treatment)

I understand and agree that neither the Corporation nor any member of the Sony group (including my employer) has arranged for any special tax treatment to apply to these Options. The Options are not tax qualified in any jurisdiction.]